Exhibit 10.2

Execution Version

LOAN AGREEMENT

dated as of

July 17, 2026

among

STONE POINT CREDIT INCOME FUND,

as Borrower,

The Lenders Party Hereto,

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,

as Administrative Agent

and

STONE POINT CREDIT INCOME ADVISER LLC, as Portfolio Manager

- ii -

- iii -

Schedules

Schedule 1.01(A)	Transaction Schedule
Schedule 1.01(B)	Alternative Investment Vehicles
Schedule 8	Investors

Exhibits

Exhibit A	Form of Request for Advance
Exhibit B	Form of Assignment and Assumption
Exhibit C	Form of Borrowing Base Certificate
Exhibit D	Form of Acknowledgment and Confirmation
Exhibit E-1	Form of Borrower Security Agreement
Exhibit E-2	Form of Feeder Security Agreement

LOAN AGREEMENT dated as of July 17, 2026 (this “Agreement”) among Stone Point Credit Income Fund, a Delaware statutory trust (the “Borrower”); STONE POINT CREDIT INCOME ADVISER LLC, a Delaware limited liability company (the “Portfolio Manager”); the Lenders party hereto; and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders hereunder (in such capacity, the “Administrative Agent”).

On and subject to the terms and conditions set forth herein, JPMorgan Chase Bank, National Association (“JPMCB”) and its respective successors and permitted assigns (together with JPMCB, the “Lenders”) have agreed to make advances to the Borrower (“Advances”) hereunder to the extent specified on the transaction schedule attached as Schedule 1.01(A) hereto (the “Transaction Schedule”).

Accordingly, the parties hereto agree as follows:

Certain Defined Terms and Rules of Construction

“Account Control Agreements” means, (i) the Deposit Account Control Agreement, dated July 17, 2026 (the “U.S. Bank Deposit Account Control Agreement”), among the Borrower, the Administrative Agent and U.S. Bank National Association, as account bank, (ii) the Deposit Account Control Agreement, dated July 17, 2026 (the “BNY Deposit Account Control Agreement”), among the Feeder Fund, the Administrative Agent and The Bank of New York Mellon Trust Company, National Association, as account bank and (iii) any other deposit account control agreement, executed by the Borrower or a Pledgor, the Administrative Agent and the account bank with respect to a Collateral Account.

“Acknowledgment and Confirmation” means an acknowledgment, consent and confirmation substantially in the form of Exhibit D hereto made by the Feeder Fund and the Feeder General Partner in favor of the Borrower, as the same may be amended, restated, modified or supplemented from time to time in accordance with the terms of this Agreement.

“Adjusted Applicable Margin” means the stated Applicable Margin for Advances set forth on the Transaction Schedule plus 2% per annum.

“Administrative Agent” has the meaning set forth in the introductory section of this Agreement.

“Advance Rate” means (x) 75.0% of the aggregate Eligible Unfunded Capital Commitments with respect to Institutional Investors, (y) 50.0% of the aggregate Eligible Unfunded Capital Commitments with respect to Designated Investors (which, solely in the case of the Hurdle Investor, shall increase to 65% at such times that the Hurdle Condition is satisfied) or (z) 90.0% of the aggregate Eligible Unfunded Capital Commitments with respect to Pension Plan Investors.

“Advances” has the meaning set forth in the introductory section of this Agreement.

“Adverse Proceeding” means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of the Borrower or Pledgors) at law or in equity, or before or by any Governmental Authority, whether pending, active or, to the Borrower’s, a Pledgor’s or the Portfolio Manager’s knowledge, threatened against or affecting the Borrower, a Pledgor or the Portfolio Manager or their respective property that would reasonably be expected to result in a Material Adverse Effect.

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with, such former Person but, which shall not, with respect to the Borrower, include the obligors under any portfolio investment of the Borrower. For the purposes of this definition, control of a Person shall mean the power, direct or indirect, (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of any such Person or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Agreement” has the meaning set forth in the introductory paragraph hereto.

“Alternative Investment Vehicle” means an alternative investment vehicle, parallel fund and/or feeder fund, collective investment vehicle, real estate investment trust, group trust or other investment vehicle created in accordance with the Constituent Documents.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower and the Pledgors from time to time concerning or relating to bribery or corruption.

“Applicable Commitment Fee Rate” has the meaning set forth in the Effective Date Letter.

“Applicable Law” means, for any Person, all existing and future laws, rules, regulations (including temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders, licenses of and interpretations by any Governmental Authority applicable to such Person (including the Investment Company Act) and applicable judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction applicable to or with jurisdiction over such Person (as the case may be).

“Applicable Margin” means, for each Advance, the amount specified on the Transaction Schedule as the “Applicable Margin for Advances”.

“Applicable Requirement” means, for any Rated Investor, maintenance of a Rating that is the higher of (i)  BBB/Baa2 and (ii) not more than two (2) notches below such Rated Investor’s Rating as of the date of its initial designation as an Included Investor.  In the case of clause (i) above, the first Rating indicated is the S&P Rating and the second Rating indicated is the Moody’s Rating.  In the event that the Ratings are not equivalent, the Applicable Requirement shall be based on the lowest of the Ratings.  If any Person has only one Rating, then that Rating shall apply.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.06), and accepted by the Administrative Agent, in the form of Exhibit B or any other form (including electronic records generated by the use of an electronic platform) approved by the Administrative Agent.

“AUD” means Australian Dollars.

“AUD Screen Rate” means, for each Calculation Period relating to an Advance in AUD, the average bid reference rate administered by the Australian Financial Markets Association (or any other Person that takes over the administration of such rate) for Australian dollar bills of exchange with a tenor equal to one month or three months, as applicable, as displayed on page BBSY of the Reuters screen (or, in the event such rate does not appear on such Reuters page, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion) at or about 11:00 a.m. (Sydney, Australia time) two (2) Business Days prior to the commencement of such Calculation Period. If such rate is not available at such time for any reason, then the AUD Screen Rate for such Calculation Period shall be deemed to be the rate (which shall not be less than zero) at which AUD deposits in an amount corresponding to the amount of such Advance and for the applicable maturity are offered in the Sydney interbank market in immediately available funds at such time (as determined by the Administrative Agent in its commercially reasonable discretion). Notwithstanding anything in the foregoing to the contrary, if the AUD Screen Rate as calculated for any purpose under this Agreement is below zero percent, the AUD Screen Rate will be deemed to be zero percent for such purpose until such time as it exceeds zero percent again.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of a Calculation Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Calculation Period” pursuant to clause (f) of Section 3.02.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, liquidator, provisional liquidator, trustee, administrator, restructuring officer, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization, liquidation or provisional liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent and the Borrower, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment or has had any order for relief in such proceeding entered in respect thereof, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Base Rate” means, for any day, (i) with respect to USD denominated Advances, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 0.5%, (ii) with respect to CAD denominated Advances, the Canadian Prime Rate and (iii) with respect to any Euro or GBP denominated Advances, the annual rate of interest announced from time to time by the Administrative Agent (or an affiliate thereof) as being its reference rate then in effect for determining interest rates on commercial loans made by it in the United Kingdom (with respect to Advances denominated in GBP) or the Euro Zone (with respect to Advances denominated in Euros). Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate, the Canadian Prime Rate or a rate specified in clause (iii) above shall be effective from and including the effective date of such change as reasonably determined by the Administrative Agent. In the event that any applicable Base Rate is below zero percent at any time during the term of this Agreement, it shall be deemed to be zero percent until it exceeds zero percent again.

“Base Rate Advance” means, on any date of determination, any Advance denominated in any Currency that bears interest at the applicable Base Rate plus the Applicable Margin for Advances (or the Adjusted Applicable Margin, as applicable).

“Benchmark” means, with respect to Advances (i) in a Permitted Non-USD Currency, initially, the applicable Reference Rate and (ii) in USD, the Term SOFR Rate; provided that, in each case, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 3.02.

“Benchmark Replacement” means, for any Available Tenor, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent in consultation with the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in the applicable Currency at such time and (b) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined above would be less than 0% per annum, the Benchmark Replacement will be deemed to be 0% per annum for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Calculation Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent in its reasonable discretion and in consultation with the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Currency.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Calculation Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides, in its reasonable discretion and in consultation with the Borrower, may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines, in consultation with the Borrower, that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent determines, in its reasonable discretion and in consultation with the Borrower, is necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(a)            a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b)            a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c)            a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.02 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.02.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code, or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan.”

“Bond” means a publicly issued or privately placed debt obligation of a corporation or other entity (other than a Loan).

“Borrower” has the meaning set forth in the introductory section of this Agreement.

“Borrower Collateral” has the meaning set forth in Section 8.02(a).

“Borrower Revolver” means that certain revolving credit facility of the Borrower, which may be unsecured or secured by all or any portion of the Borrower’s assets other than any Collateral, to be entered into by the Borrower on or after the Effective Date; it being understood and agreed that the Borrower Revolver shall not interfere with the Administrative Agent’s security interest in any of the Collateral, including, without limitation, any Unfunded Capital Commitments.

“Borrower Security Agreement” means the Security Agreement made by the Borrower in favor of the Administrative Agent for the benefit of the Secured Parties pursuant to which the Borrower grants to the Administrative Agent a security interest in the Borrower Collateral, as the same may be amended, restated, supplemented or modified from time to time.

“Borrower Status” has the meaning set forth in Section 6.01(z).

“Borrowing Base” means, on any date of determination, the product of (i) the applicable Advance Rate and (ii) applicable Eligible Unfunded Capital Commitments as of such date.

“Borrowing Base Certificate” means a certificate in the form of Exhibit C.

“Borrowing Base Test” means a test that will be satisfied on any date of determination if aggregate principal amount of outstanding Advances is less than or equal to the Borrowing Base, in each case as of such date as calculated by the Administrative Agent.

“Business Day” means any day on which commercial banks are open in each of New York City and Chicago; provided that (i) with respect to any SONIA related provisions herein or the payment, calculation or conversion of amounts denominated in GBP, “Business Day” shall be deemed to exclude any day on which banks are required or authorized to be closed in London, England, (ii) with respect to any provisions herein relating to the setting of EURIBOR or the payment, calculation or conversion of amounts denominated in Euros, Business Day shall be deemed to exclude any day on which banks are required or authorized to be closed in London, England or which is not a TARGET2 Settlement Day, (iii) with respect to any CAD related provisions herein or the payment, calculation or conversion of amounts denominated in CAD, Business Day shall be deemed to exclude any day on which banks are required or authorized to be closed in Toronto, Canada and (iv) with respect to any AUD related provisions herein or the payment, calculation or conversion of amounts denominated in AUD, Business Day shall be deemed to exclude any day on which banks are required or authorized to be closed in Sydney, Australia.

“CAD” means Canadian dollars.

“Calculation Period” means the quarterly period from and including the date on which the first Advance is made hereunder to but excluding the first Calculation Period Start Date following the date of such Advance and each successive quarterly period from and including a Calculation Period Start Date to but excluding the immediately succeeding Calculation Period Start Date (or, in the case of the last Calculation Period, if the last Calculation Period does not end on the last calendar day of March, June, September or December, the period from and including the related Calculation Period Start Date to but excluding the Maturity Date).

“Calculation Period Start Date” means the first calendar day of January, April, July and October of each year (or, if any such date is not a Business Day, the immediately succeeding Business Day); provided, that the first Calculation Period Start Date shall be the Closing Date, and the initial Calculation Period shall be a pro-rated period for any calculations hereunder.

“Canadian Prime Rate” means, on any day, the rate determined by the Administrative Agent to be the higher of (i) the rate equal to the PRIMCAN Index rate published by Bloomberg Financial Markets Commodities News (or any successor to or substitute for such service, providing rate quotations comparable to those currently provided by such service, as determined by the Administrative Agent from time to time) at 10:15 a.m. Toronto time on such day and (ii) Term CORRA, plus 1% per annum. Any change in the Canadian Prime Rate due to a change in the PRIMCAN Index or Term CORRA shall be effective from and including the effective date of such change in the PRIMCAN Index or Term CORRA, respectively.

“Capital Call” means a call by the Borrower or any Pledgor upon all or any of its Investors for payment of all or any portion of their Unfunded Capital Commitments.

“Capital Call Confirmation Package” means, with respect to the occurrence of any Event of Default (other than an Event of Default pursuant to Section 7.01 (a), (d), (e), (f), (m), (o) or (p)) or Mandatory Prepayment Event, the following documents, agreements and notices:

(a)            a written notice from the Borrower and the Pledgors (A) containing representations and covenants by the Borrower and each Pledgor that (1) it has called capital or directed the fund administrator to call capital, as applicable, from its Investors in the aggregate amount specified therein, to be funded no later than the tenth (10th) Business Day following delivery of such Capital Call; (2) such Borrower or Pledgor will, as soon as practicable thereafter but no later than the conclusion of such tenth (10th) Business Day or period provided pursuant to Section 8.02(c), as applicable, fund directly into a Collateral Account the amount of such Capital Contribution and (3) such Capital Calls have been made in compliance with the applicable Constituent Documents (including that each such Investor has Unfunded Capital Commitments at least equal to the amount of the Capital Call made on such Investor, which are available for the purpose contemplated hereby); (B) containing covenants by the Pledgor (i) not to rescind or modify such Capital Calls, (ii) not to permit any lien on such Capital Calls or the proceeds thereof other than Liens under the Loan Documents and Permitted Liens set forth in clause (e) in the definition thereof, (iii) not to use the proceeds of such Capital Calls for any purpose other than being deposited into a Collateral Account in accordance herewith or otherwise in accordance with this Agreement, (iv) to direct payment of proceeds of such Capital Calls to the Administrative Agent following the occurrence and during the continuance of an Event of Default under clauses (d) or (e) of Article VII hereof, and (v) to immediately inform the Administrative Agent if such Borrower or Pledgor has received written notice that the relevant Capital Commitments will not be timely satisfied and (C) attaching a copy of a representative Capital Call Notice issued to an Investor and containing the aggregate amount of capital called from all Investors; and

(b)            a copy of the most recent quarterly or annual financial statements for the Borrower or applicable Pledgor, together with a representation from a Responsible Officer of such Borrower or Pledgor that such financial statements fairly present, in accordance with GAAP, the financial condition (as of the date thereof) of such Borrower or Pledgor.

“Capital Call Notice” means any “Drawdown Notice” (or substantially similar term) as defined in the Constituent Documents of the Borrower or the applicable Pledgor, or any other notice sent to an Investor for the purpose of making a Capital Call.

“Capital Commitment” means the capital commitment of the Investors to the Borrower or the applicable Pledgor in the amount set forth in the applicable Constituent Documents or the applicable Subscription Agreement, including, for the avoidance of doubt, “Capital Commitment”, as such term or equivalent term is defined in the Constituent Documents, but excluding the Capital Commitment of any Investor which the Borrower or a Pledgor intends for such Investor to fully fund on or before the last business day of the month of such Investor’s respective closing.

“Capital Contribution” means, in respect of any Investor, any capital contribution or other funding made by such Investor in the Borrower or a Pledgor in response to a Capital Call.

“Capital Return Certification” means the delivery of an updated Borrowing Base Certificate which includes, in the calculation of the Borrowing Base, information setting forth the amount of Returned Capital distributed to each Investor, along with a certification by a Responsible Officer of the applicable Pledgor that such amounts have been returned to the Investors and are recallable as Capital Contributions pursuant to the applicable Constituent Documents.

“Capital Return Notice” means a written notice delivered to an Investor by or on behalf of any Pledgor for the purpose of making a return of capital pursuant to the applicable Constituent Documents.

“Cash Equivalents” means in respect of each Collateral Account, any of the following: (i) marketable securities (A) issued or directly and unconditionally guaranteed as to interest and principal by the United States government or (B) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least “A-1” from S&P or at least “P-1” from Moody’s; (iii) commercial paper maturing no more than three months from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least “A-1” from S&P or at least “P-1” from Moody’s; (iv) certificates of deposit, bank deposit products or bankers’ acceptances maturing within three months after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (A) is at least “adequately capitalized” (as defined in the regulations of its primary federal banking regulator) and (B) has Tier 1 capital (as defined in such regulations) of not less than U.S.$1,000,000,000; (v) shares of any money market mutual fund that (A) has substantially all of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (B) has net assets of not less than U.S.$5,000,000,000, and (C) has the highest rating obtainable from either S&P or Moody’s; and (vi) cash; provided that Cash Equivalents may include investments for which The Bank of New York Mellon Trust Company, National Association or an Affiliate acts as offeror or provides services and receives compensation therefor.

For the avoidance of doubt, there are no Cash Equivalents in respect of Euros, AUD, GBP or CAD.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that all requests, rules, guidelines or directives concerning liquidity and capital adequacy issued by any United States regulatory authority (i) under or in connection with the implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act and (ii) in connection with the implementation of the recommendations of the Bank for International Settlements or the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority) shall be deemed to have occurred after the date of this Agreement for purposes of this definition, regardless of the date adopted, issued, promulgated or implemented.

“Change of Control” means an event or series of events by which (a) the Borrower or its Affiliates, collectively, (i) shall cease to possess, directly or indirectly, the right to direct the management policies and decisions of the Feeder General Partner or (ii) shall cease, directly or indirectly, to own and control legally and beneficially all of the equity interests of the Feeder General Partner, (b) Stone Point Credit Income Adviser LLC or its Affiliates shall cease to be the investment adviser of the Borrower or the Feeder Fund, (c) Stone Point Credit Income Adviser LLC shall cease to be an Affiliate of Stone Point Capital LLC, (d) the Feeder General Partner or an Affiliate shall cease to be the sole general partner of the Feeder Fund, or (e) the Ultimate Feeder General Partner or an Affiliate shall cease to be the general partner of the Feeder General Partner.

“Charges” has the meaning set forth in Section 10.08.

“CIMA” means the Cayman Islands Monetary Authority.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term SOFR (or a successor administrator).

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means the Borrower Collateral and the Pledgor Collateral.

“Collateral Account” means all deposit accounts of the Borrower and each Pledgor into which any monies or sums paid or to be paid by any Investor as Capital Contributions as and when Capital Contributions are made pursuant to the Capital Call Notices, excluding, for the avoidance of doubt, any such accounts into which any other monies or sums are paid or to be paid.

“Collateral Administrator” has the meaning set forth in the introductory section of this Agreement.

“Collateral Documents” means the Security Agreements, the Acknowledgment and Confirmation, the Account Control Agreements, financing statements, assignments, collateral assignments, and other documents and instruments from time to time executed and delivered pursuant to this Agreement or any Security Agreement and any documents or instruments amending or supplementing the same.

“Commitment Increase Date” means the effective date (which shall be a Business Day) of an increase of the Financing Commitments in accordance with Section 2.05 pursuant to a Commitment Increase Request which the Administrative Agent (in its sole discretion) approves in writing (which may be by email).

“Commitment Increase Request” means, the request of the Borrower in writing (which may be by email) to the Administrative Agent and the Lenders for an increase of the Financing Commitments pursuant to Section 2.05.

“Competitor” means any (a) fund who devotes a significant portion of its business resources on credit lending, (b) fund investing in private credit investments or an Affiliate thereof or (c) activist hedge fund or an Affiliate thereof. For avoidance of doubt, no bank, broker dealer, or insurance company will be considered a Competitor.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Constituent Documents” means (i) the Amended and Restated Declaration of Trust, dated as of September 17, 2024, the certificate or articles of incorporation, any Subscription Agreement, Side Letter, or other equivalent governing document in the applicable jurisdiction of the Borrower, as the same may be further amended, restated, modified or supplemented in accordance with the terms hereof; where the context may require; (ii) the Fourth Amended and Restated Exempted Limited Partnership Agreement, dated as of April 7, 2026, any Subscription Agreement, Side Letter, the section 9 statement dated 29 October 2024, its certificate of registration dated October 29, 2024 and/or other equivalent governing document in the applicable jurisdiction of the Feeder Fund, as the same may be further amended, restated, modified or supplemented in accordance with the terms hereof; where the context may require; (iii) the amended and restated exempted limited partnership agreement dated January 2, 2024 of the Feeder General Partner, the section 9 statement dated November 27, 2023 and the certificate of registration dated November 27, 2023, in each case as the same may be further amended, restated, modified or supplemented in accordance with the terms hereof; where the context may require; and (iv) the certificate of incorporation of the Ultimate Feeder General Partner dated April 22, 2005, the memorandum and articles of association of the Ultimate Feeder General Partner dated April 22, 2005, the register of directors and officers of the Ultimate Feeder General Partner and the register of mortgages and charges of the Ultimate Feeder General Partner, in each case as the same may be further amended, restated, modified or supplemented in accordance with the terms hereof; where the context may require.

“Constituent Document Material Amendment” has the meaning set forth in Section 6.02(kk).

“CORRA” means the Canadian Overnight Repo Rate Average administered and published by the Bank of Canada (or any successor administrator).

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Credit Provider” means a Person providing a guaranty of the obligations of an Investor to make Capital Contributions to applicable Pledgor under the applicable Constituent Document, in form and substance acceptable to the Administrative Agent in its sole discretion.

“Credit Risk Party” or “Credit Risk Parties” has the meaning set forth in Article VII.

“Currency” means USD and each Permitted Non-USD Currency.

“Currency Shortfall” has the meaning set forth in Section 4.06(b).

“Daily Simple SONIA” means, for each day during any Calculation Period, SONIA, with the conventions for this rate (which may include a lookback) being established by the Administrative Agent in consultation with the Borrower in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SONIA” for business loans, as determined for such day at approximately 11:00 a.m., London time, on the immediately preceding Business Day. If such rate is not available at such time for any reason, then Daily Simple SONIA for such day shall be the rate (which shall not be less than zero) at which GBP deposits in an amount corresponding to the amount of such Advance are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market. Notwithstanding anything in the foregoing to the contrary, if Daily Simple SONIA as calculated for any purpose under this Agreement is below zero percent, Daily Simple SONIA will be deemed to be zero percent for such purpose until such time as it exceeds zero percent again.

“Default” means any event that, with notice or lapse of time or both, would constitute an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Advances or (ii) pay over any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Administrative Agent in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after request by the Administrative Agent, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Advances under this Agreement; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Administrative Agent’s receipt of such certification in form and substance satisfactory to the Administrative Agent, or (d) has become the subject of (A) a Bankruptcy Event or (B) a Bail-In Action.

“Deliver” (and its correlative forms) means the taking of the following steps by the Borrower, any Pledgor or the Portfolio Manager:

(1)            in the case of any account which constitutes a “deposit account” under Article 9 of the UCC, by causing the financial institution maintaining such account to continuously identify in its books and records the security interest of the Administrative Agent in such account and, except as may be expressly provided herein to the contrary, establishing dominion and control over such account in favor of the Administrative Agent pursuant to an Account Control Agreement;

(2)            in all cases, by filing or causing the filing of a financing statement with respect to such Collateral with the Delaware Secretary of State; and

(3)            in all cases by otherwise ensuring that all steps, if any, required under Applicable Law or reasonably requested by the Administrative Agent to ensure that this Agreement and each Security Agreement creates a valid, first priority Lien (subject only to Permitted Liens) on such Collateral in favor of Administrative Agent, the Borrower or a Pledgor, as applicable, and that such Lien shall have been perfected by filing and, to the extent applicable, possession or control, shall have been taken.

“Designated Investor” means, as of any date of determination, each Investor that is not an Institutional Investor and at the request of the Borrower has been approved in writing as a Designated Investor by the Administrative Agent in its sole discretion. All Designated Investors as of the Effective Date are those specified as being Designated Investors on Schedule 8 and the Portfolio Manager may update such Schedule 8 from time to time to include new Designated Investors approved by the Administrative Agent in writing.

“Dollar Equivalent” means, with respect to any Advance denominated in a Permitted Non-USD Currency, the amount of USD that would be required to purchase the amount of such Permitted Non-USD Currency of such Advance using the reciprocal foreign exchange rates obtained as described in clause (y) of the definition of the term Spot Rate.

“Early Opt-in Election” means in the case of Advances denominated in any Permitted Non-USD Currency, the occurrence of:

(1)            (i) a determination by the Administrative Agent with the consent of the Borrower or (ii) a notification by the Required Lenders to the Administrative Agent with the consent of the Borrower that the Required Lenders have determined that syndicated credit facilities denominated in the applicable Permitted Non-USD Currency being executed at such time, or that include language similar to that contained in Section 3.02 are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the applicable Reference Rate, and

(2)            (i) the election by the Administrative Agent or (ii) the election by the Required Lenders (in either case with the consent of the Borrower) to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders or by the Required Lenders of written notice of such election to the Administrative Agent.

“Effective Date” has the meaning set forth in Section 2.03.

“Effective Date Financing Commitment” means the Financing Commitments in the aggregate amount of U.S.$210,000,000 available as of the Effective Date.

“Effective Date Letter” means the letter agreement, dated as of the date hereof, by and between the Borrower and the Administrative Agent.

“Eligible Assignee” means at the time of any relevant assignment pursuant to Section 2.06, (i) an Affiliate of the related assignor, (ii) a Lender immediately prior to giving effect to such assignment or (iii) without limitation to clauses (i) and (ii) above, with the prior written consent of the Administrative Agent and the Borrower, a bank, an insurance company or a broker-dealer.

“Eligible Unfunded Capital Commitments” means the Unfunded Capital Commitments of all Included Investors; provided that the Unfunded Capital Commitment of any Investor shall not exceed, without the Administrative Agent’s consent in its sole discretion, the lesser of: (a) the amount of such Investor’s Unfunded Capital Commitment; and (b) the highest amount which does not cause such Investor’s Unfunded Capital Commitment to exceed the product of (i) such Investor’s Investor Concentration Limit (if any) and (ii) the total Unfunded Capital Commitments of all Included Investors.

“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower or the Feeder Fund, as applicable, within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412, 430 or 431 of the Code).

“ERISA Event” means that (1) the Borrower or the Feeder Fund sponsors, maintains, contributes to, is required to contribute to any Plan or any ERISA Affiliate has any material liability with respect to any Plan that could reasonably be expected to result in material liability to the Borrower or the Feeder Fund or (2) the Borrower or the Feeder Fund has any material liability with respect to any Plan.

“ERISA Investor” means any Investor that is a Benefit Plan.

“EURIBOR” means, for each Calculation Period relating to an Advance in Euros, the Euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) displayed on Reuters Screen EURIBOR01 on the Bloomberg Financial Markets Commodities News (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in the Euro in the Euro Zone) at approximately 11:00 a.m., Brussels time, two (2) Business Days prior to the commencement of such Calculation Period, as the rate for Euro deposits with a maturity of three months. If such rate is not available at such time for any reason, then EURIBOR for such Calculation Period shall be the rate (which shall not be less than zero) at which Euro deposits in an amount corresponding to the amount of such Advance and for the applicable maturity are offered by the principal Brussels office of the Administrative Agent in immediately available funds in the Euro Zone interbank market at approximately 11:00 a.m., Brussels time, two (2) Business Days prior to the commencement of such Calculation Period. Notwithstanding anything in the foregoing to the contrary, if EURIBOR as calculated for any purpose under this Agreement is below zero percent, EURIBOR will be deemed to be zero percent for such purpose until such time as it exceeds zero percent again.

“Euro” or “€” means the lawful currency of Participating Member States.

“Euro Zone” means the economic and geographic region consisting of all of the countries within the European Union that incorporate the Euro as their national currency.

“Event of Default” has the meaning set forth in Article VII.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Secured Party or required to be withheld or deducted from a payment to a Secured Party, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Secured Party being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Financing Commitment or Advance pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Financing Commitment or Advance or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.03, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Secured Party’s failure to comply with Section 3.03(f) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Exclusion Event” means with respect to an Investor, the occurrence of any of the following events:

(a)            such Investor shall be subject to a Bankruptcy Event or become unable, admit in writing its inability or fail generally to pay its debts as they become due; provided that in the case of any involuntary proceeding or involuntary petition, if such involuntary proceeding or involuntary petition is dismissed or stayed within forty-five (45) days and no other Exclusion Event has occurred with respect to such Investor, such Investor shall automatically be re-designated as an Institutional Investor, Pension Plan Investor or Designated Investor, as applicable, upon written notice from the Administrative Agent to the Borrower (and Administrative Agent shall not unreasonably withhold, delay or condition such notification);

(b)            such Investor shall repudiate, challenge, or declare unenforceable its obligation to make contributions to the capital of the Borrower or any Pledgor pursuant to its Capital Commitment or a Capital Call or its obligation to make contributions to the capital of such Borrower or Pledgor pursuant to its Capital Commitment or a Capital Call under any of such documents shall be or become unenforceable;

(c)            such Investor shall fail to make a Capital Contribution to the Borrower or applicable Pledgor within ten (10) Business Days of when due in accordance with such Capital Call, unless the Administrative Agent elects in writing, in its sole discretion, to waive any such failure;

(d)            the occurrence of any circumstance or event which: (A) has a material and adverse effect on the financial condition or business operations of such Investor (or its Sponsor or Credit Provider, as applicable), taken as a whole; or (B) which could reasonably be expected to impair, impede, or jeopardize the obligation and the liability of such Investor to fund Capital Contributions;

(e)            such Investor amends its Subscription Agreement or Side Letter in any way that Administrative Agent reasonably determines would materially impair the rights of the Secured Parties with respect to the Collateral;

(f)             the Borrower or any Pledgor cancels, reduces, excuses, excludes, terminates or abates all or any portion of the Capital Commitment of such Investor, including as a result of an Investment Exclusion Event, provided that only such cancelled, reduced, excused, excluded, terminated or abated portion of such Capital Commitment shall be excluded from the Applicable Borrowing Base if less than all of such Investor’s Capital Commitment is cancelled, reduced, excused, excluded, terminated or abated;

(g)            such Investor is a Sanctioned Person, or, to any Credit Risk Party’s or Lender’s knowledge, such Investor’s funds to be used in connection with funding Capital Calls are derived from illegal activities;

(h)            any final judgment or decree which in the aggregate exceeds twenty percent (20%) of the net worth of such Investor shall be rendered against such Investor and such judgment(s) or decree(s) shall not be satisfied, discharged, bonded or otherwise stayed;

(i)             a material breach or default shall occur in the performance by such Investor of any representation, warranty, covenants or other material agreements contained in any Constituent Document and such breach continues uncured for a period of ten (10) days after the earlier of (x) the Borrower or applicable Pledgor obtaining knowledge thereof and (y) written notice thereof has been given by Administrative Agent to the Borrower or applicable Pledgor;

(j)             such Investor shall (A) assign (other than pursuant to (k) below), convey, exchange, sell, set-off, transfer or otherwise dispose of its limited partnership, exempted limited partnership or trust interests in the Borrower or such Pledgor and/or Capital Commitment, or (B) be released from its obligation under any Constituent Document to make contributions pursuant to a Capital Call with respect to such limited partnership, exempted limited partnership or trust interests and/or Capital Commitment, provided that only such assigned, conveyed, exchanged, pledged, sold, set-off, transferred or otherwise disposed of or released limited partnership, exempted limited partnership or trust interests and/or Capital Commitment shall be excluded from the Applicable Borrowing Base if less than all of such Investor’s limited partnership, exempted limited partnership or trust interests and/or Capital Commitment are assigned, conveyed, exchanged, pledged, sold, set-off, transferred or otherwise disposed or released;

(k)            such Investor shall encumber or pledge any of its limited partnership, exempted limited partnership or trust interests of the Borrower or applicable Pledgor and the related lien holder shall commence the exercise of remedies with respect to such limited partnership, exempted limited partnership or trust interests;

(l)             the Unfunded Capital Commitment of such Investor ceases to be Collateral subject to a first priority perfected Lien in favor of the Administrative Agent for the benefit of the Secured Parties;

(m)            other than a Designated Investor, to any Credit Risk Party’s or Agent’s knowledge, such Investor shall fail to maintain a net worth (determined in accordance with GAAP), measured as of the end of the time period covered in such Investor’s most recent financial report, of at least eighty percent (80%) of the net worth of such Investor, measured as of the date of its initial designation as an Included Investor;

(n)            in the case of each Pension Plan Investor, it shall fail to maintain a minimum Funding Ratio of 75%;

(o)            in the case of each Rated Investor, such Investor shall fail to maintain the Applicable Requirement;

(p)            in the case of any Investor, other than a Designated Investor (i.e. the type of Exclusion Event described by this clause (p) does not apply to any Investor that is a family office), which does not have a publicly available financial information, the applicable Credit Risk Party shall fail to deliver to the Administrative Agent within 30 days of request annual updated financial information for such Investor within 120 days following the end of the applicable fiscal year of such Investor;

(q)            in the case of each Designated Investor (unless waived by the Administrative Agent in its sole discretion with respect to any Designated Investor), such Designated Investor together with its related Credit Provider shall fail to maintain with the Portfolio Manager or its Affiliates a net worth of at least 80% of the net worth of such Designated Investor together with such Credit Provider that is maintained at the Portfolio Manager and its Affiliates as of the Effective Date;

(r)            in the case of each Designated Investor, the Credit Provider of such Designated Investor (i) ceases to be its sole member, manager or managing member (or similar role) or (ii) ceases, directly or indirectly, to own and control legally and beneficially all of the equity interests of such Designated Investor;

(s)            in connection with any Advance, the Borrower or any Pledgor has knowledge that such Investor has requested in writing to be excused or excluded from funding a Capital Call or making a Capital Contribution with respect to the investment being acquired or otherwise funded with the proceeds of such Advance; provided that only the portion of such Investor’s Eligible Unfunded Capital Commitment which would otherwise be contributed to fund such investment or repay the related Advance shall be excluded from the calculation of the Borrowing Base;

(t)            in the case of all ERISA Investors, the underlying assets of the Borrower or the Feeder Fund constitute Plan Assets;

(u)            with respect to the Specified Investor, the occurrence of any circumstance or event which could reasonably be expected to impair, impede, or jeopardize (i) the validity, effectiveness or enforceability of the investor letter, dated as of July 10, 2026 by the Specified Investor in favor of the Administrative Agent (the “Specified Investor Letter”) or (ii) the obligation and the ability of the Specified Investor to fulfill its obligations under the Specified Investor Letter; or

(v)            in the case of any Investor, 30 days prior to (i) any date under the Constituent Documents after which the Borrower or a Pledgor is restricted from issuing a Capital Call Notice to such Investor, or (ii) any date after which such Investor is not obligated to pay Capital Contributions in response to a duly issued Capital Call Notice, in either case, to repay the obligations outstanding under this Agreement.

“Extended Financing Commitment” has the meaning set forth in Section 2.06.

“FATCA” means Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, and intergovernmental agreements thereunder, similar or related non-U.S. law that corresponds to Sections 1471 to 1474 of the Code, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into in connection with the implementation of such sections of the Code and any U.S. or non-U.S. fiscal or regulatory law, legislation, rules, guidance, notes or practices adopted pursuant to such intergovernmental agreement.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time, and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the effective federal funds rate, provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Feeder Collateral” means the “Collateral” as defined in the Feeder Fund Security Agreement.

“Feeder Fund” means Stone Point Credit Income Feeder Fund, L.P., a Cayman Islands exempted limited partnership, acting by its general partner, the Feeder General Partner.

“Feeder General Partner” means Stone Point Credit Corporation Feeder GP, L.P., a Cayman Islands exempted limited partnership, acting by its general partner, the Ultimate Feeder General Partner.

“Feeder Fund Security Agreement” means the Security Agreement made by the Feeder Fund and the Feeder General Partner in favor of the Borrower (which shall separately, and indirectly through the Borrower Security Agreement and Article VIII hereof, be collaterally assigned to the Administrative Agent for the benefit of the Secured Parties) pursuant to which the Feeder Fund and the Feeder General Partner grant to the Borrower a security interest in the Feeder Collateral, as the same may be amended, restated, supplemented or modified from time to time.

“Financing Commitment” means, with respect to each Lender, the commitment of such Lender to provide Advances to the Borrower hereunder in an amount up to but not exceeding the amount set forth opposite such Lender’s name on the Transaction Schedule, or in the Assignment and Assumption as provided in Section 10.06(b), pursuant to which such Lender shall have assumed its Financing Commitment, as applicable.

“Foreign Lender” means a Lender that is not a U.S. Person.

“Funding Ratio” means, for a Pension Plan Investor; (i) the fair market value of the plan’s assets as defined under Section 430(g)(3) of the Code, unreduced for any prefunding balance or funding standard carryover balance as defined and provided for in Section 430(f) of the Code; over (ii) the plan’s funding target, as defined under Section 430(d) of the Code, without regard to the special at-risk rules of Section 430(i) of the Code, with each value as reported on the most recently filed Schedule SB to the Form 5500 by such plan with the United States Department of Labor.

“Funding Termination Date” means any date under the Constituent Documents after which the Borrower or a Pledgor is restricted from issuing a Capital Call Notice to the Investors, or any date after which the Investors are not obligated to pay Capital Contributions in response to a duly issued Capital Call Notice, in either case, to repay the obligations outstanding under this Agreement.

“GAAP” means generally accepted accounting principles in effect from time to time in the United States, as applied from time to time by the Borrower.

“GBP” and “£” mean British Pounds.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Hurdle Condition” shall be satisfied at such times that the Borrower or a Pledgor have called and received at least thirty percent (30%) of the Capital Commitment of the Specified Investor. For the avoidance of doubt, the thirty percent (30%) threshold will be calculated as one (1) minus a fraction, (a) the numerator of which is the Unfunded Capital Commitment of the Specified Investor (including any Returned Capital of the Specified Investor), and (b) the denominator of which is the Capital Commitment of the Specified Investor, with the result of such calculation being expressed as a percentage of one (1).

“Hurdle Investor” means the Specified Investor; provided that the Specified Investor shall only be a Hurdle Investor at such times that the Borrower satisfies the Hurdle Condition.

“Included Investor” means as of any date of determination each Institutional Investor, each Pension Plan Investor and each Designated Investor (i) that has been approved by the Administrative Agent in its sole discretion and identified on Schedule 8 (as of the Effective Date and as updated from time to time by the Portfolio Manager with the approval of the Administrative Agent), (ii) whose entire Capital Commitment is not subject to an Exclusion Event as of such date, (iii) that is not a “Defaulting Shareholder” as such term or equivalent term is defined in the applicable Constituent Documents and (iv) is not a JPM Investor.

“Indebtedness” as applied to any Person, means, without duplication, as determined in accordance with GAAP, (i) all indebtedness of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, debentures, notes, deferrable securities or other similar instruments; (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business; (iv) that portion of obligations with respect to capital leases that is properly classified as a liability of such Person on a balance sheet; (v) all non-contingent obligations of such Person to reimburse or prepay any bank or other Person in respect of amounts paid under a letter of credit, banker’s acceptance or similar instrument; (vi) all debt of others secured by a Lien on any asset of such Person, whether or not such debt is assumed by such Person; and (vii) all debt, lease obligations or similar obligations to repay money of others guaranteed by such Person or for which such Person acts as surety and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person or otherwise to assure a creditor against loss.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under this Agreement and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning set forth in Section 10.04(b).

“Information” means all information received from the Borrower or any Affiliate thereof relating to the Borrower, any Pledgor or their respective business in connection with the transactions contemplated by this Agreement.

“Institutional Investor” means an Included Investor (i) that is a Rated Investor that has (or that has a Credit Provider that has) met the Applicable Requirement as reasonably determined by the Administrative Agent, and, at the request of the Borrower in writing (which may be by email), has been approved in writing as an Institutional Investor by the Administrative Agent (in its sole discretion); or (ii) that has been so designated by the Administrative Agent (in its sole discretion) as an Institutional Investor based on such Investor’s financial strength, subject to the satisfaction of such initial or ongoing conditions as may be specified by the Administrative Agent. All Institutional Investors as of the Effective Date are those specified as being Institutional Investors on Schedule 8 and the Portfolio Manager may update such Schedule 8 from time to time to include new Institutional Investors approved by the Administrative Agent in writing.

“Interest Payment Date” has the meaning set forth in Section 4.03(b).

“Investment Company Act” means the Investment Company Act of 1940 and the rules and regulations promulgated thereunder, as amended to the date hereof and from time to time hereafter, and any successor statute, as amended.

“Investment Exclusion Event” means the exclusion or excuse of any Investor from participating in any particular investment pursuant to the applicable Constituent Document.

“Investor” means any Person who has been admitted as a non-managing member or shareholder or limited partner of, or who otherwise holds any equity interests in, the Borrower or the Feeder Fund pursuant to the applicable Constituent Documents or otherwise.

“Investor Concentration Limit” has the meaning set forth in the Effective Date Letter.

“IRS” means the United States Internal Revenue Service.

“JPM Investor” means any Investor that (a) is an Affiliate of JPMCB; (b) that is managed by JPMCB or an Affiliate thereof; (c) has JPMCB or an Affiliate thereof as its trustee (but, for the avoidance of doubt, an Investor for which JPMCB or an Affiliate serves as custodian or administrator shall not be a JPM Investor); (d) has JPMCB or an Affiliate thereof is an investor; or (e) is identified by the Administrative Agent as a “JPM Investor” in writing to the Borrower (whether upon admission as a new Investor or in the event an existing Investor otherwise becomes a JPM Investor, in each case, as the Administrative Agent may so identify).

“JPMCB” has the meaning set forth in the introductory section of this Agreement.

“Lender Fee Letter” means each letter agreement entered into by and among the Borrower, the Administrative Agent and a Lender in connection with the transactions contemplated by this Agreement and setting forth, inter alia, the fees payable to such Lender hereunder, as amended, modified, supplemented, restated or replaced from time to time in accordance with the terms thereof.

“Lender Letter Agreement” means any letter agreement entered into by and between a Lender and the Administrative Agent (with a copy delivered to the Borrower) in connection with the transactions contemplated by this Agreement and setting forth, inter alia, specified rights and obligations of such Lender and/or the Administrative Agent, as amended, modified, supplemented, restated or replaced from time to time in accordance with the terms thereof (so long as copies of such amendments, modifications, supplements, restatements or replacements are delivered to the Borrower).

“Lender Participant” has the meaning set forth in Section 10.06(c).

“Lenders” has the meaning set forth in the introductory section of this Agreement.

“Lien” means any security interest, lien, charge, pledge, preference, equity, assignment by way of security or encumbrance of any kind, including tax liens, mechanics’ liens and any liens that attach by operation of law.

“Liquid Unsecured Bond” means an unsecured debt security which has a traded volume through TRACE of at least U.S.$5,000,000 during the thirty day period immediately preceding such date of determination.

“Loan Documents” means this Agreement, the Effective Date Letter, the Collateral Documents, any Assignment and Assumption, any Lender Fee Letter and such other agreements and documents, and any amendments or supplements thereto or modifications thereof, executed or delivered by the Borrower, any Pledgor, the Portfolio Manager or any of their respective Affiliates to or for the benefit of the Administrative Agent or the Lenders pursuant to the terms of this Agreement or any of the other Loan Documents and any additional documents delivered in connection with any such amendment, supplement or modification by the Borrower, any Pledgor, the Portfolio Manager or any of their respective Affiliates to or for the benefit of the Administrative Agent or the Lenders.

“Margin Stock” has the meaning provided such term in Regulation U of the Board of Governors of the Federal Reserve Board.

“Mandatory Prepayment Event” means a mandatory prepayment has been triggered pursuant to Section 4.04, irrespective of whether such prepayment has become due and payable under the grace periods afforded in Section 4.04.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or condition, financial or otherwise, of the Borrower, any Pledgor or the Portfolio Manager, (b) the ability of the Borrower, any Pledgor or the Portfolio Manager to perform its obligations under this Agreement or any of the other Loan Documents to which it is a party or (c) the rights of or benefits available to the Administrative Agent or the Lenders under this Agreement or any of the other Loan Documents.

“Material Amendment” means any amendment, modification or supplement to this Agreement that (i) increases the Financing Commitment of any Lender, (ii) reduces the principal amount of any Advance or reduces the rate of interest thereon, or reduces any fees payable to a Lender hereunder, (iii) postpones the scheduled date of payment of the principal amount of any Advance, or any interest thereon, or any other amounts payable hereunder, or reduces the amount of, waives or excuses any such payment, or postpones the scheduled date of expiration of any Financing Commitment, (iv) effects changes to any provision in a manner that would alter the pro rata sharing of payments required hereby, (v) changes any of the provisions of this definition or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, (vi) increases the advance rate percentage as set forth in the definition of “Advance Rate”, (vii) effects any change in the provisions of the definition of “Borrowing Base Test” or “Hurdle Condition” or (viii) effects any change in the provisions of clause (m) of Article VII.

“Maturity Date” means the date that is the earliest of (1) the Scheduled Termination Date set forth on the Transaction Schedule, (2) the date on which the Secured Obligations become due and payable upon the occurrence of an Event of Default under Article VII and the acceleration of the Secured Obligations, (3) the date on which the principal amount of the Advances is irrevocably reduced to zero as a result of one or more prepayments and the Financing Commitments are irrevocably terminated and (4) the earlier to occur of (i) the date that is 30 days prior to any scheduled Funding Termination Date or the anticipated date of termination or dissolution of the Borrower or the Feeder Fund or (ii) the Funding Termination Date or date of termination or dissolution of the Borrower or the Feeder Fund.

“Maximum Rate” has the meaning set forth in Section 10.08.

“Minimum Funded Capital Commitment Condition” means, as of any date, the Pledgors shall have made one or more Capital Calls and the Investors shall have funded Capital Contributions which have not been returned to the Investors in an amount at least equal to 15% of the aggregate Capital Commitments of the Investors in effect as of such date.

“Net Asset Value” means, as to the Borrower or the Feeder Fund, as applicable, as determined in good faith by the Borrower or Feeder Fund, as applicable, and as reflected in the financial statements and certificates most recently delivered to the Lender pursuant to this Agreement; provided that the Administrative Agent may (if no Event of Default has occurred and is continuing at such time, at its sole cost and expense and if an Event of Default has occurred and is continuing at such time, at the Borrower’s or the Feeder Fund’s, as applicable, sole cost and expense) appoint any third party valuation firm being a nationally recognized investment bank or valuation firm or accounting firm of international standing to provide the Net Asset Value (a “Third Party Valuation”) for the Borrower or Feeder Fund and, absent manifest error, to the extent lower than the valuation provided by such Borrower, the Third Party Valuation shall be conclusive for the purposes of determining Net Asset Value under this Agreement.

“Non-Call Period” means the period beginning on, and including, the Effective Date and ending on, but excluding, January 22, 2027.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined be less than 0.0%, such rate shall be deemed to be 0.0% for purposes of this Agreement.

“Other Connection Taxes” means, with respect to any Secured Party, Taxes imposed as a result of a present or former connection between such Secured Party and the jurisdiction imposing such Tax (other than connections arising from such Secured Party having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Advance or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Participant Register” has the meaning specified in Section 10.06(d).

“Participating Member State” means any member state of the European Union that has the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“PATRIOT Act” has the meaning set forth in Section 2.03(f).

“Payment” has the meaning set forth in Section 10.14(c)(i).

“Payment Notice” has the meaning set forth in Section 10.14(c)(ii).

“Pending Capital Call” means any Capital Call that has been made upon the Investors and that has not yet been funded by the applicable Investor, but with respect to which such Investor is not in default.

“Pension Plan Investor” means any Investor that is an employee pension benefit plan, as defined in Section 3(2) of ERISA, that is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code. All Pension Plan Investors as of the Effective Date are those specified as being Pension Plan Investors on Schedule 8 and the Portfolio Manager may update such Schedule 8 from time to time to include new Pension Plan Investors approved by the Administrative Agent.

“Permitted Lien” means any of the following: (a) Liens for Taxes if such Taxes shall not at the time be due and payable or if a Person shall currently be contesting the validity thereof in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of such Person, (b) Liens imposed by law, such as materialmen’s, warehousemen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens, arising by operation of law in the ordinary course of business for sums that are not overdue or are being contested in good faith, (c) Liens granted pursuant to or by the Loan Documents, (d) judgement Liens not constituting an Event of Default hereunder and (e) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by such Person, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management, operating account arrangements and netting arrangements.

“Permitted Non-USD Currency” means each of AUD, Euros, CAD and GBP.

“Permitted Non-USD Currency Accounts” means the account(s) set forth on the Transaction Schedule in an applicable jurisdiction to hold cash, including Advances, denominated in a Permitted Non-USD Currency.

“Permitted Non-USD Currency Equivalent” means, with respect to any amount in USD, the amount of any Permitted Non-USD Currency that could be purchased with such amount of USD using the reciprocal foreign exchange rate(s) obtained as described in the definition of the term Spot Rate.

“Permitted Tax Distribution” means distributions by the Borrower (from a Collateral Account or otherwise) to the extent required to allow the Borrower to qualify as a regulated investment company, and to otherwise eliminate federal or state income or excise taxes payable by the Borrower in or with respect to any taxable year of the Borrower (or any calendar year, as relevant); provided that (A) the amount of any such payments made in or with respect to any such taxable year (or calendar year, as relevant) of the Borrower shall not exceed 115% of the amounts that the Borrower would have been required to distribute to: (i) allow the Borrower to satisfy the minimum distribution requirements that would be imposed by Section 852(a) of the Code (or any successor thereto) to maintain its eligibility to be taxed as a regulated investment company for any such taxable year, (ii) reduce to zero for any such taxable year the Borrower’s liability for federal income taxes imposed on (x) its investment company taxable income pursuant to Section 852(b)(1) of the Code (or any successor thereto) and (y) its net capital gain pursuant to Section 852(b)(3) of the Code (or any successor thereto), and (iii) reduce to zero the Borrower’s liability for federal excise taxes for any such calendar year imposed pursuant to Section 4982 of the Code (or any successor thereto), in the case of each of (i), (ii) or (iii), calculated assuming that the Borrower had qualified to be taxed as a regulated investment company under the Code and (B) amounts may be distributed pursuant to this definition only so long as (i) the Borrowing Base Test is satisfied (and will be satisfied after giving effect to such Permitted Tax Distribution), (ii) the Borrower gives at least two (2) Business Days’ prior notice thereof to the Administrative Agent, (iii) if any such Permitted Tax Distributions are made after the occurrence and during the continuance of an Event of Default, the amount of Permitted Tax Distributions made in any 90 calendar day period shall not exceed U.S.$1,500,000 (or such higher amount as agreed by the Administrative Agent in writing (including via email) in its reasonable discretion), (iv) the Borrower pays to the Lenders on the date of such Permitted Tax Distribution all accrued and unpaid interest on the Advances as of the date of such Permitted Tax Distribution and (v) the Borrower has confirmed in writing (which may be by email) to the Administrative Agent that the conditions to a Permitted Tax Distribution set forth herein are satisfied.

“Person” means any natural person, corporation, company, exempted company, partnership, exempted limited partnership, trust, limited liability company, association, Governmental Authority or unit, or any other entity, whether acting in an individual, fiduciary or other capacity, whether or not having a separate legal personality.

“PF Act” means the Private Funds Act (As Revised) of the Cayman Islands, including any regulations issued thereunder.

“PF Act Party” means the Feeder Fund and any Credit Risk Party incorporated, formed or registered under the laws of the Cayman Islands acceding to this Agreement after the Effective Date that is required to be registered with the CIMA pursuant to the PF Act in order to accept capital contributions from investors for the purposes of investments.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) subject to Section 412 of the Code or Title IV of ERISA established by the Borrower or any ERISA Affiliate.

“Plan Asset Rules” means the regulations issued by the United States Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the United States Code of Federal Regulations, as modified by Section 3(42) of ERISA.

“Plan Assets” means “plan assets” within the meaning of the Plan Asset Rules.

“Pledgor” means each of the Feeder Fund, the Feeder General Partner and the Ultimate Feeder General Partner.

“Portfolio Manager” has the meaning set forth in the introductory section of this Agreement.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMCB as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Proceeding” has the meaning set forth in Section 10.07(b).

“Prospectus” means the Borrower’s and the Feeder Fund’s current offering document, and any subsequent offering document of the Borrower or Feeder Fund, each as may be amended, supplemented or restated from time to time.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Rated Investor” means any Investor that has a Rating (or that has a Credit Provider or Sponsor that has a Rating).

“Rating” means, for any Person, its senior unsecured debt rating (or equivalent thereof), such as, but not limited to, a corporate credit rating, issuer rating/insurance financial strength rating (for an insurance company), general obligation rating or credit enhancement program (for a governmental entity), or revenue bond rating (for an educational institution) from S&P or Moody’s.

“Reference Rate” means (i) with respect to Advances denominated in USD and related calculations, the Term SOFR Rate, (ii) with respect to Advances denominated in CAD and related calculations, Term CORRA, (iii) with respect to Advances denominated in GBP and related calculations, Daily Simple SONIA, (iv) with respect to Advances denominated in AUD and related calculations, the AUD Screen Rate and (v) with respect to Advances denominated in Euros and related calculations, EURIBOR. The Reference Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

“Reference Time” with respect to any setting of the then-current Benchmark means the time determined by the Administrative Agent in its reasonable discretion.

“Register” has the meaning set forth in Section 3.01(c).

“Related Parties” has the meaning set forth in Section 9.01.

“Related Rating” means, with respect to any Included Investor, the Rating of a Person that sponsors or administers such Included Investor in a manner sufficient that Administrative Agent determines in its sole discretion that the credit linkage between such Person and such Included Investor is sufficient to apply the Rating of such Person to such Included Investor for purposes of satisfying the Applicable Requirement.

“Relevant Governmental Body” means, (i) with respect to a Benchmark Replacement in respect of Advances denominated in any Permitted Non-USD Currency, (a) the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement or (b) any working group or committee officially endorsed or convened by (1) the central bank for the currency in which such Benchmark Replacement is denominated, (2) any central bank or other supervisor that is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement, (3) a group of those central banks or other supervisors or (4) the Financial Stability Board or any part thereof and (ii) with respect to a Benchmark Replacement in respect of Advances denominated in USD, the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, or a committee officially endorsed or convened by the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, or, in each case any successor thereto.

“Request for Advance” has the meaning set forth in Section 2.03(d).

“Required Lenders” means (a) JPMCB and its Affiliates, and (b) the other Lenders (other than any Defaulting Lender), if any, holding, together with the Persons set forth in clause (a) above, 50.1% or more of the sum of (i) the aggregate principal amount of the outstanding Advances (other than outstanding Advances of Defaulting Lenders) plus (ii) the aggregate undrawn amount of the outstanding Financing Commitments (other than the undrawn amount of the outstanding Financing Commitments of Defaulting Lenders).

“Required Payment Time” means the period commencing on the Business Day on which the Portfolio Manager receives notice from the Administrative Agent (which, if received after 5:00 p.m., New York City time, on any Business Day, shall be deemed to have been received on the next succeeding Business Day) of the occurrence of a Mandatory Prepayment Event and ending at the close of business in New York two (2) Business Days thereafter; provided, that, to the extent funds are not available in the Collateral Accounts or any other account maintained by the Borrower and it is necessary for the Borrower to issue a Capital Call to fund any required payment, in the event the Borrower delivers a Capital Call Confirmation Package reasonably satisfactory to the Administrative Agent within such two (2) Business Day period, then the Required Prepayment Time shall solely to the extent of the requested capital contribution under such Capital Call Confirmation Package (and not with respect to any funds in any Collateral Account) be extended to the close of business in New York ten (10) Business Days following the conclusion of such two (2) Business Day period (the “Extended Payment Time”); provided, further, that (a) if the Borrower or a Pledgor becomes aware that any portion of the requested capital contribution under such Capital Call Confirmation Package will not be timely made within such Extended Payment Time, then the Required Payment Time shall end on the earlier of (i) two (2) Business Days following the date the Borrower or a Pledgor becomes so aware and (ii) the conclusion of the Extended Payment Time and (b) a Capital Call Confirmation Package may be delivered no more than one time in any ten (10) Business Day period.

“Responsible Officer” means any president, vice president, assistant vice president, director or other officer within the corporate department of such Person customarily performing functions with respect to corporate matters and, with respect to a particular corporate matter under this Agreement, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject and, in each case, having direct responsibility for the administration of this Agreement.

“Restricted Payment” means (i) any dividend or other distribution (including, without limitation, a distribution of non-cash assets), direct or indirect, on account of any shares or other equity interests in the Borrower or the Feeder Fund now or hereafter outstanding; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, by the Borrower or the Feeder Fund of any shares or other equity interests in the Borrower or the Feeder Fund now or hereafter outstanding; and (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares or other equity interests in the Borrower or the Feeder Fund now or hereafter outstanding.

“Returned Capital” means, for any Investor, if applicable, those funds returned or distributed to such Investor by the Borrower or any Pledgor which is added back to such Investor’s Unfunded Capital Commitment pursuant to the applicable Constituent Document or otherwise; in each case which amount has been set forth as “Returned Capital” on a certificate from a Responsible Officer of the Borrower delivered to Administrative Agent; provided that the failure of such Borrower or Pledgor to deliver such certificate to Administrative Agent shall result in the exclusion of such amount from “Returned Capital.”

“Reuters” means Thomson Reuters Corp., Refinitiv or any successor thereto.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any comprehensive Sanctions (at the time of this Agreement, Cuba, Iran, North Korea, Syria, the so-called Donetsk and Luhansk People’s Republics, and Crimea).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or by the United Nations Security Council, the European Union, His Majesty’s Treasury of the United Kingdom, or the Cayman Islands (including pursuant to any sanctions legislation extended to the Cayman Islands by the United Kingdom pursuant to any Order of Council), (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person otherwise the target or subject of Sanctions, including by reason that the Person is owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, His Majesty’s Treasury of the United Kingdom, the Cayman Islands (including pursuant to any sanctions legislation extended to the Cayman Islands by the United Kingdom pursuant to any Order of Council).

“Scheduled Termination Date” has the meaning set forth in the Transaction Schedule.

“SEC” means the U.S. Securities and Exchange Commission and/or any other Governmental Authority succeeding to the functions thereof with respect to the Investment Company Act and the Securities Act of 1933, as amended.

“Secured Obligation” has the meaning set forth in Section 8.02(a).

“Secured Party” has the meaning set forth in Section 8.02(a).

“Security Agreement” means each of (i) the Borrower Security Agreement, (ii) the Feeder Fund Security Agreement, and (iii) any other security agreement executed and delivered by one or more Pledgors. “Security Agreements” shall mean, where the context may require, all the foregoing agreements, collectively.

“Side Letter” means any letter or other agreement executed by or on behalf of an Investor with the Borrower or any Pledgor with respect to such Investor’s rights and/or obligations under its Subscription Agreement or any Constituent Documents.

“SOFR” means, for purposes of CME Term SOFR Administrator and the calculation of the Term SOFR Reference Rate, the meaning set forth in the definition of Term SOFR Reference Rate.

“SONIA” means, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such business day published by the SONIA Administrator on the SONIA Administrator’s Website.

“SONIA Administrator” means The Bank of England (or a successor administrator of the Sterling Overnight Index Average).

“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

“Solvent” means, with respect to any Person, that as of the date of determination, (a) the sum of such Person’s debt (including contingent liabilities) does not exceed the present fair value of such Person’s present assets; (b) such Person’s capital is not unreasonably small in relation to its business as contemplated on the date of this Agreement; and (c) such Person has not incurred debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise). For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Investor” has the meaning set forth in the Effective Date Letter.

“Specified Investor Letter” has the meaning set forth in the definition of “Exclusion Event.”

“Sponsor” means, for any Pension Plan Investor, a sponsor as that term is understood under ERISA, specifically, the entity that established the plan and is responsible for the maintenance of the plan and, in the case of a plan that has a sponsor and participating employers, the entity that has the ability to amend or terminate the plan.

“Spot Rate” means, as of any date of determination and with respect to any then-current Permitted Non-USD Currency, (x) with respect to actual currency exchange between USD and AUD, CAD, Euros or GBP and the calculations made pursuant to Section 1.06(b), the applicable currency-USD rate available through the Administrative Agent’s banking facilities (or, through such other source agreed to by the Administrative Agent in writing) at the time of such exchange or calculation and (y) with respect to all other purposes between USD and AUD, CAD, Euros or GBP, the applicable currency-USD spot rate that appeared on the BFIX page of Bloomberg Professional Service (or any successor thereto) (or such other recognized service or publication reasonably selected by the Administrative Agent for purposes of determining currency spot rates in the ordinary course of its business from time to time) for such currency at 5:00 p.m. New York City time on the immediately preceding Business Day, as reasonably determined by the Administrative Agent. The determination of the Spot Rate shall be conclusive absent manifest error.

“Subscription Agreement” means with respect to any Investor, the agreement executed by such Investor in connection with the subscription for an equity interest in the Borrower or any Pledgor and any related supplement thereto, as amended, restated, amended and restated, supplemented or otherwise modified from time to time and where the context may require, all Subscription Agreements, collectively.

“Subsidiary” of a Person means a corporation, exempted company, partnership, exempted limited partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.

“TARGET2 Settlement Day” means any day on which the Trans-European Automated Real Time Gross Settlement Express Transfer (TARGET2) system is open.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term CORRA” means, for each Calculation Period relating to an Advance denominated in CAD, the Term CORRA Reference Rate for a tenor of three (3) months, as such rate is published by the Term CORRA Administrator on the Term CORRA Determination Date for such Calculation Period; provided, however, that if as of 1:00 p.m. (Toronto time) on the Term CORRA Determination Date the Term CORRA Reference Rate for such tenor has not been published by the Term CORRA Administrator and a Benchmark Replacement Date with respect to the Term CORRA Reference Rate has not occurred, then Term CORRA will be the Term CORRA Reference Rate for such tenor as published by the Term CORRA Administrator on the first preceding Business Day for which such Term CORRA Reference Rate for such tenor was published by the Term CORRA Administrator; provided, further, that, in the event that the rate resulting from the sum of any Term CORRA shall be less than zero, such rate shall be deemed to be the zero for purposes of this Agreement.

“Term CORRA Administrator” means Candeal Benchmark Administration Services Inc., TSX Inc., or any successor administrator.

“Term CORRA Determination Date” means, with respect to each Calculation Period, the day that is two (2) Business Days prior to the first day of such Calculation Period.

“Term CORRA Reference Rate” the forward-looking term rate based on CORRA.

“Term SOFR Rate” means, for each Calculation Period relating to an Advance denominated in USD, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two (2) Business Days prior to the commencement of such Calculation Period for rates with a tenor of three months, as such rate is published by the CME Term SOFR Administrator; provided that if the Term SOFR Rate as so determined would be less than 0%, such rate shall be deemed to be 0% for the purposes of this Agreement.

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), for each Calculation Period relating to an Advance denominated in USD, the rate per annum determined by the Administrative Agent as the forward-looking term rate based on the overnight funding rate (“SOFR”). If by 5:00 pm (Central Standard time) on the fifth (5th) Business Day immediately following any Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator, then the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding Business Day is not more than five (5) Business Days prior to such Term SOFR Determination Day.

“Tranche” means each of the Effective Date Financing Commitment and each increase in the Financing Commitment pursuant to a Commitment Increase Request.

“Transaction Schedule” has the meaning set forth in the introductory section of this Agreement.

“UCC” means the Uniform Commercial Code in effect in the State of New York.

“Ultimate Feeder General Partner” means STONE POINT GP LTD., a Cayman Islands exempted company.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment; provided that, if the Unadjusted Benchmark Replacement as so determined would be less than zero, the Unadjusted Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.

“Unfunded Capital Commitments” means with respect to any Investor, the unfunded or remaining Capital Commitment of such Investor that may be called in accordance with the terms of the Constituent Documents, including, without duplication, any Returned Capital attributable to such Investor; provided that “Unfunded Capital Commitment” shall not include the portion of such Investor’s Capital Commitment that is, at such time, subject to a Pending Capital Call.

“Unused Facility Amount” means, on any applicable date of determination, with respect to each Tranche (i) the aggregate Financing Commitment of all Lenders with respect to such Tranche minus (ii) the aggregate outstanding amount of the Advances with respect to such Tranche.

“USD” and “U.S.$” means United States dollars.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code; provided that for purposes of Sections 6.01(ff) and 6.02(ss), “U.S. Person” shall mean any United States citizen, lawful permanent resident, entity organized under the laws of the United States or any jurisdiction within the United States, including any foreign branch of any such entity, or any person in the United States.

“U.S. Tax Compliance Certificate” has the meaning set forth in Section 3.03(f).

In this Agreement and in each other Loan Document, unless a contrary intention expressly appears:

(a)            the singular number includes the plural number and vice versa;

(b)            reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by the Loan Documents;

(c)            reference to any gender includes each other gender;

(d)            reference to day or days without further qualification means calendar days;

(e)            reference to any time means New York City time;

(f)            reference to the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”;

(g)            reference to any agreement (including any Loan Document), document or instrument means such agreement, document or instrument as amended, modified, waived, supplemented, restated or replaced and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Loan Documents, and reference to any promissory note includes any promissory note that is an extension or renewal thereof or a substitute or replacement therefor; and

(h)            reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any Section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such Section or other provision.

ARTICLE I
MISCELLANEOUS

SECTION 1.01.        Currency Equivalents. (a)       Except as set forth in clause (b) and Section 4.06(b), for purposes of all valuations and calculations under the Loan Documents, (i) proceeds denominated in a Permitted Non-USD Currency on deposit in any Permitted Non-USD Currency Account and (ii) for the purposes the Borrowing Base Test, the outstanding aggregate principal amount of Advances denominated in a Permitted Non-USD Currency shall be calculated into the USD equivalent at the Spot Rate in accordance with clause (y) of the definition of such term in consultation with the Administrative Agent on the applicable date of valuation or calculation, as applicable.

(b)            Except as provided in Section 4.06(b), for purposes of determining (i) whether the amount of any Advance, together with all other Advances then outstanding or to be made at the same time as such Advances, would exceed the aggregate amount of the Financing Commitments, (ii) the aggregate unutilized amount of the Financing Commitments and (iii) the limitations on the portion of the Financing Limit and the Financing Commitment that may be utilized in a Permitted Non-USD Currency, the principal amount of Advances denominated in a Permitted Non-USD Currency shall be deemed to be the Dollar Equivalent of the amount of the Permitted Non-USD Currency of such Advances determined as of the date such Advances were made. Wherever in this Agreement in connection with an Advance, an amount, such as a required minimum or multiple amount, is expressed in USD, but such Advance is denominated in a Permitted Non-USD Currency, such amount shall be the Permitted Non-USD Currency Equivalent of such USD amount (rounded to the nearest 1,000 units of the applicable Permitted Non-USD Currency), calculated pursuant to clause (y) of the definition of Spot Rate.

ARTICLE II
THE Advances

SECTION 2.01.         Financing Commitments. Subject to the terms and conditions set forth herein, each Lender hereby severally agrees to make available to the Borrower Advances, in the applicable Currency specified in Section 2.03(c) below, in an aggregate amount outstanding not exceeding the amount of such Lender’s Financing Commitment (or such Lender’s Financing Commitment relating to the applicable Permitted Non-USD Currency); provided that the Lenders are not obligated to fund in a Permitted Non-USD Currency until the Borrower notifies the Administrative Agent in writing (including via email) that the applicable Permitted Non-USD Currency Account is operational and available to receive cash and the Administrative Agent has conducted a callback. The Financing Commitments shall terminate on the Maturity Date.

SECTION 2.02.         Advances; Use of Proceeds.

(a)            Subject to the satisfaction or waiver of the conditions to an Advance set forth in Section 2.04 as of the Advance date, the Lenders will (ratably in accordance with their respective Financing Commitments) make the applicable Advance available to the Borrower on the related Advance date as provided herein.

(b)            Except as expressly provided herein, the failure of any Lender to make any Advance required hereunder shall not relieve any other Lender of its obligations hereunder. If any Lender shall fail to provide any Advance to the Borrower required hereunder, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by such Lender to satisfy such Lender’s obligations hereunder until all such unsatisfied obligations are fully paid.

(c)            The proceeds of Advances shall be used solely to (a) bridge Capital Calls for the purposes permitted under the Constituent Documents of the Borrower and (b) finance the cost of other undertakings and for other general purposes permitted under the Constituent Documents in each case, for which the Investors are obligated to make Capital Contributions to fund the repayment thereof. The Administrative Agent and the Lenders shall have no liability, obligation or responsibility whatsoever with respect to the Borrower’s use of the proceeds of the Advances, and the Administrative Agent and the Lenders shall not be obligated to determine whether or not the Borrower’s use of the proceeds of any Advance are for purposes permitted under the Constituent Documents. Nothing, including any Advance or acceptance of any other document or instrument, shall be construed as a representation or warranty, express or implied, to any party by the Administrative Agent and the Lenders as to whether any investment by the Borrower is permitted by the terms of the applicable Constituent Documents. The Borrower agrees to respond promptly to any reasonable requests for information related to their use of Advance proceeds to the extent required by any Secured Party in connection with such Secured Party’s determination of its compliance with Section 23A of the Federal Reserve Act (12 U.S.C. §371c) and the Federal Reserve Board’s Regulation W (12 C.F.R. Part 223). The Borrower shall not to their knowledge use the proceeds of any Advances hereunder to purchase any asset or securities from any Secured Party’s “affiliate” as such term is defined in 12 C.F.R. Part 223. In connection with each Request for Advance hereunder, the Borrower shall be deemed to have represented and warranted to the Secured Parties on the date of such borrowing that, to their knowledge, as of the date of the requested Advance, the proceeds of such Advance will not be used by the Borrower to, directly or indirectly, either (x) purchase any asset or securities from any Secured Party’s “affiliate” as such term is defined in 12 C.F.R. Part 223 or (y) invest in any fund sponsored by a Secured Party or any Affiliate thereof.

(d)            With respect to any Advance, the Portfolio Manager shall, on behalf of the Borrower, submit a request substantially in the form of Exhibit A (a “Request for Advance”) to the Lenders and the Administrative Agent, not later than 2:00 p.m. New York City time, one (1) Business Day prior to the Business Day specified as the date on which such Advance shall be made (or such later time as the Lenders and the Administrative Agent may agree in their sole discretion) and, upon receipt of such request, the Lenders shall make such Advances in accordance with the terms set forth in Section 3.01. Any requested Advance shall be in an amount such that, after giving effect thereto, the Borrowing Base Test is satisfied.

(e)            If any Lender becomes a Defaulting Lender, all or any part of any Advance not made by such Defaulting Lender shall be reallocated among the non-Defaulting Lenders who notify the Administrative Agent in writing (including via email) that they will accept such reallocation, on a pro rata basis (determined without regard to the outstanding Advances and Financing Commitments of the Defaulting Lender and any non-Defaulting Lender not providing such notice), but only to the extent that such reallocation does not, as to any non-Defaulting Lender, cause such non-Defaulting Lender’s outstanding Advances and unfunded commitments hereunder to exceed its Financing Commitment.

SECTION 2.03.         Conditions to Effective Date. Notwithstanding anything to the contrary herein, this Agreement shall not become effective until the date (the “Effective Date”) on which each of the following conditions is satisfied (or waived by the Administrative Agent in its sole discretion):

(a)            Executed Counterparts. The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence reasonably satisfactory to the Administrative Agent (which may include electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b)            Loan Documents. The Administrative Agent (or its counsel) shall have received reasonably satisfactory evidence that the Loan Documents have been executed and are in full force and effect.

(c)            Opinions. The Administrative Agent (or its counsel) shall have received one or more reasonably satisfactory written opinions of counsel for the Borrower, the Portfolio Manager and the Pledgors, covering such matters relating to the transactions contemplated hereby and by the other Loan Documents as the Administrative Agent shall reasonably request (including, without limitation, certain bankruptcy matters) in writing.

(d)            Corporate Documents. The Administrative Agent (or its counsel) shall have received such certificates of resolutions or other action, incumbency certificates and/or other certificates of officers of the Borrower, each Pledgor and the Portfolio Manager as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each officer thereof or other Person authorized to act in connection with this Agreement and the other Loan Documents, and such other documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization (including, without limitation, all Constituent Documents), existence and good standing of the Borrower, each Pledgor and the Portfolio Manager and any other legal matters relating to the Borrower, any Pledgor, the Portfolio Manager, this Agreement or the transactions contemplated hereby, all in form and substance satisfactory to the Administrative Agent and its counsel.

(e)            Payment of Fees, Etc. The Administrative Agent and the Lenders shall have received all fees and other amounts due and payable by the Borrower and Pledgors in connection herewith on or prior to the Effective Date, including the fee payable pursuant to Section 4.03(e) and, to the extent invoiced at least two (2) Business Days in advance, reimbursement or payment of all reasonable and documented out-of-pocket expenses (including reasonable and documented out-of-pocket legal fees and expenses) required to be reimbursed or paid by the Borrower and Pledgors hereunder. For the avoidance of doubt, no amounts described in the immediately preceding sentence shall be subject to or applied against the limitation set forth in Section 4.05 of this Agreement.

(f)             PATRIOT Act, Etc. (i) To the extent requested by the Administrative Agent or any Lender, the Administrative Agent or such Lender, as the case may be, shall have received all documentation and other information required by regulatory authorities under the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”) and other applicable “know your customer” and anti-money laundering rules and regulations and (ii) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five days prior to the Effective Date, any Lender that has requested, in a written notice to the Borrower at least 10 days prior to the Effective Date, a Beneficial Ownership Certification in relation to the Borrower shall have received such Beneficial Ownership Certification.

(g)            Filings. (i) Copies of proper financing statements, as may be necessary or, in the opinion of the Administrative Agent, desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the security interest of the Administrative Agent on behalf of the Secured Parties in all Collateral in which an interest may be pledged hereunder, (ii) a copy of the register of mortgages and charges of the Feeder General Partner shall have been updated to reflect the security interests granted by the Feeder Fund and the Feeder General Partner pursuant to this Agreement and (iii) an executed copy of the notice of security interests, in a form satisfactory to the Administrative Agent, shall have been delivered by the Feeder Fund and the Feeder General Partner to each investor in the Feeder Fund pursuant to Section 6.02(oo) of this Agreement.

(h)            Certain Acknowledgements. The Administrative Agent shall have received (i) UCC, tax and judgment lien searches, bankruptcy and pending lawsuit searches or equivalent reports or searches indicating that there are no effective lien notices or comparable documents that name the Borrower or a Pledgor as debtor and that are filed in the jurisdiction in which the Borrower or Pledgor is organized and (ii) such other searches reasonably requested by the Administrative Agent that the Administrative Agent deems necessary or appropriate.

(i)             Officer’s Certificate. The Administrative Agent (or its counsel) shall have received a certificate of an officer of the Borrower, certifying that the conditions set forth in Sections 2.04(4) and 2.04(6) have been satisfied on and as of the Effective Date.

(j)             Contact Information. The Administrative Agent shall have received the contact information for each Investor to the extent different from or otherwise not set forth in its Subscription Agreement.

(k)            Borrowing Base Certificate. The Administrative Agent shall have received a Borrowing Base Certificate.

(l)             Minimum Funded Capital Commitment Condition. The Administrative Agent shall have received evidence that the Minimum Funded Capital Commitment Condition has been satisfied on and as of the Effective Date.

(m)            PF Act Certificate. In respect of each PF Act Party, evidence of registration as a private fund under the PF Act (in form and substance reasonably satisfactory to the Administrative Agent).

(n)            Other Documents. Such other documents as the Administrative Agent may reasonably require.

SECTION 2.04.         Conditions to Advances. No Advance shall be made unless each of the following conditions is satisfied (or waived by the Administrative Agent in writing (including via email) in its sole discretion) as of the proposed date of such Advance (as shall be certified by the Borrower):

(1)            the Effective Date shall have occurred;

(2)            the Borrower shall have delivered a Request for Advance in accordance with Section 2.02(d);

(3)            the Borrower shall have delivered a Borrowing Base Certificate, giving effect to the Advance;

(4)            no Event of Default, Default or Mandatory Prepayment Event has occurred and is continuing;

(5)            [reserved];

(6)            all of the representations and warranties contained in Article VI and in any other Loan Document shall be true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct), in each case on and as of the date of such Advance, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct) as of such earlier date; and

(7)            after giving pro forma effect to such Advance hereunder:

(x)               subject to Section 2.01, the Borrowing Base Test is satisfied; and

(y)              the aggregate principal balance of Advances then outstanding will not exceed the limit for Advances set forth in the Transaction Schedule.

If the above conditions to an Advance are satisfied or waived by the Administrative Agent, the Portfolio Manager shall determine, in consultation with the Administrative Agent and with notice to the Lenders and the Collateral Administrator, the date on which any Advance shall be provided.

SECTION 2.05.         Commitment Increase Option. The Borrower may submit one or more Commitment Increase Requests for an increase in the Financing Commitment to up to an amount agreed between the Administrative Agent, the Lenders and the Borrower, subject to satisfaction of the following conditions precedent:

(a)            each of the Lenders and the Administrative Agent (each in its sole discretion) approves in writing (which may be by email) such Commitment Increase Request;

(b)            no Default or Event of Default shall have occurred and be continuing, in each case on and as of the Commitment Increase Date;

(c)            the Borrowing Base Test is satisfied on and as of the Commitment Increase Date;

(d)            all of the representations and warranties contained in Article VI and in any other Loan Document shall be true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct), in each case on and as of the Commitment Increase Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct) as of such earlier date;

(e)            no commitment reduction shall have occurred pursuant to Section 4.07(a) due to JPMorgan Chase Bank, National Association ceasing to act as Administrative Agent prior to the Commitment Increase Date;

(f)            the Borrower shall have paid on the Commitment Increase Date to or for the account of the applicable Lenders in accordance with Section 4.06 a fee in an aggregate amount specified in the Effective Date Letter (and, with respect to each Lender that is a party to a Lender Fee Letter, the amount specified in such Lender Fee Letter);

(g)            any Commitment Increase Request shall be in an amount not less than U.S.$50,000,000;

(h)            [Reserved]; and

(i)             receipt by the Administrative Agent of such other documentation as the Administrative Agent may reasonably request, including without limitation, documentation similar to that provided pursuant to Sections 2.03(c), (d) and (f)(ii) on the Effective Date.

Unless otherwise agreed among JPMCB and any Affiliate thereof that is a Lender, the Administrative Agent and the Borrower, each increase to the Financing Commitment of the Lenders on a Commitment Increase Date shall be allocated to JPMCB and any Affiliate thereof that is a Lender in the amount(s) designated by such Lenders to the Administrative Agent. Any portion of such increase remaining after allocation in accordance with the immediately preceding sentence (and after allocation of such increase to any additional lender providing all or a portion of such increase) shall be allocated to the Lenders that have notified the Administrative Agent that they wish to participate in such increase on a pro rata basis (determined without giving effect to the Financing Commitments of JPMCB and its Affiliates).

SECTION 2.06.         Replacement of Lenders. If any Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights (other than its existing rights to payments pursuant to Section 3.03) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that,

(a)            the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 10.06;

(b)            such Lender shall have received payment of an amount equal to the outstanding principal of its Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c)            such assignment does not conflict with applicable law;

(d)            such assignee shall not be an Affiliate of the Borrower, the Portfolio Manager or the assigning Defaulted Lender;

(e)            the Borrower shall have received the prior written consent of the Administrative Agent with respect to any assignee that is not already a Lender hereunder, which consent shall not be unreasonably withheld; and

(f)             in the case of an assignment or transfer arising from the Borrower’s exercise of its rights under Section 3.01(f), such assignment shall be offered first to JPMCB and any Affiliate thereof that is a Lender.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

ARTICLE III
ADDITIONAL TERMS APPLICABLE TO THE Advances

SECTION 3.01.         The Advances.

(a)            Making the Advances. If the Lenders are required to make an Advance to the Borrower as provided in Section 2.02, then each Lender shall make such Advance in the applicable Currency on the proposed date thereof by wire transfer of immediately available funds to the Administrative Agent for deposit to the Collateral Account of the Borrower (or, in the case of Advances denominated in a Permitted Non-USD Currency, the applicable Permitted Non-USD Currency Account). Each Lender at its option may make any Advance by causing any domestic or foreign branch or Affiliate of such Lender to make such Advance; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Advance in accordance with the terms of this Agreement. Subject to the terms and conditions set forth herein, including without limitation Section 4.07, the Borrower may borrow and prepay Advances. The Borrower may prepay and reborrow Advances, subject to the terms and conditions set forth herein. Except as set forth in the immediately preceding sentence, once prepaid, Advances may not be reborrowed.

(b)            Interest on the Advances. Subject to Section 3.02, all outstanding Advances shall bear interest (from and including the date on which such Advance is made) at a per annum rate equal to the applicable Benchmark for each Calculation Period in effect plus, in each case, the Applicable Margin for Advances set forth on the Transaction Schedule; provided that, following the occurrence and during the continuance of an Event of Default, all outstanding Advances and any unpaid interest thereon shall bear interest (from and including the date of such Event of Default) at a per annum rate equal to the applicable Benchmark for each Calculation Period in effect plus, in each case, the Adjusted Applicable Margin. For purposes of the foregoing, the Benchmark for each Calculation Period with respect to Daily Simple SONIA shall be the weighted average, as reasonably calculated by the Administrative Agent, of such Benchmark as determined on each day during such Calculation Period in respect of Advances denominated in GBP.

(c)            Evidence of the Advances. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Advance made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder and the applicable Currency thereof. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices a register (the “Register”) in which it shall record (1) the amount of each Advance made hereunder, (2) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (3) the amount of any sum received by the Lenders and each Lender’s share thereof. The entries made in the Register maintained pursuant to this paragraph (c) shall be conclusive absent manifest error; provided that the failure of any Lender or the Administrative Agent to maintain such Register or any error therein shall not in any manner affect the obligation of the Borrower to repay the Advances in accordance with the terms of this Agreement.

Any Lender may request that Advances made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if a registered note is requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent (such approval not to be unreasonably withheld, conditioned or delayed). Thereafter, the Advances evidenced by such promissory note and interest thereon shall at all times be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

(d)            Pro Rata Treatment. Except as otherwise provided herein or any Lender Letter Agreement, all borrowings of, and payments in respect of the Advances shall be made on a pro rata basis by or to the Lenders in accordance with their respective portions of the Financing Commitments in respect of Advances held by them.

(e)            Illegality. Notwithstanding any other provision of this Agreement, if any Lender or the Administrative Agent shall notify the Borrower that the adoption of any law, rule or regulation, or any change therein or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, makes it unlawful, or any Governmental Authority asserts that it is unlawful, for a Lender or the Administrative Agent to perform its obligations hereunder to fund or maintain Advances hereunder (in the aggregate or in any applicable Currency), then (1) the obligation of such Lender or the Administrative Agent hereunder shall immediately be suspended (in the aggregate or with respect to the applicable Currency) until such time as such Lender or the Administrative Agent determines (in its sole discretion) that such performance is again lawful, (2) at the request of the Borrower, such Lender or the Administrative Agent, as applicable, shall use reasonable efforts (which will not require such party to incur a loss, other than immaterial, incidental expenses), until such time as the Advances are required to be prepaid as required under clause (3) below, to transfer all of its rights and obligations under this Agreement (in the aggregate or with respect to the applicable Currency) to another of its offices, branches or Affiliates with respect to which such performance would not be unlawful, and (3) if such Lender or the Administrative Agent is unable to effect a transfer under clause (2), then (I) any outstanding Advances of such Lender (in the aggregate or with respect to such Currency, as applicable) shall be promptly paid in full by the Borrower (together with all accrued interest and other amounts owing hereunder) but not later than the earlier of (x) if the Borrower requests such Lender or the Administrative Agent to take the actions set forth in clause (2) above, 20 calendar days after the date on which such Lender or the Administrative Agent notifies the Borrower in writing that it is unable to transfer its rights and obligations under this Agreement as specified in such clause (2) and (y) such date as shall be mandated by law or (II) with respect to any Advance denominated in a Permitted Non-USD Currency, if requested by the Portfolio Manager or the Borrower, any outstanding Advances in such Permitted Non-USD Currency shall be converted to an Advance denominated in USD on the date specified by the Administrative Agent at the Spot Rate and shall become denominated and payable in USD and thereafter shall bear interest at the rates applicable to Advances denominated in USD and the Borrower shall pay all amounts owing in connection therewith, including all interest accrued on the Advances being converted through such date; provided that, to the extent that any such adoption or change makes it unlawful for the Advances to bear interest by reference to a particular Reference Rate or Term SOFR Reference Rate, then the foregoing clauses (1) through (3) shall not apply and the Advances subject to such Reference Rate or Term SOFR Reference Rate, as applicable, shall bear interest (from and after the last day of the Calculation Period ending immediately after such adoption or change) at a per annum rate equal to the Base Rate plus the Applicable Margin for Advances set forth on the Transaction Schedule (or the Adjusted Applicable Margin, if applicable).

(f)             Increased Costs.

(i)            If any Change in Law shall:

(A)            impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender;

(B)            impose on any Lender or the London interbank market (or other applicable interest rate market) any other condition, cost or expense (other than Taxes) affecting this Agreement or Advances made by such Lender; or

(C)            subject any Lender or the Administrative Agent to any Taxes (other than (x) Indemnified Taxes, (y) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (z) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender or the Administrative Agent of making, continuing, converting or maintaining any Advance or to reduce the amount of any sum received or receivable by such Lender or the Administrative Agent hereunder (whether of principal, interest or otherwise), then, upon request by such Lender or the Administrative Agent, the Borrower will pay to such Lender or the Administrative Agent, as the case may be, such additional amount or amounts as will compensate such Lender or the Administrative Agent, as the case may be, for such additional costs incurred or reduction suffered.

(ii)            If any Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Advances made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity) by an amount deemed by such Lender to be material, then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(iii)            A certificate of a Lender setting forth the amount or amounts necessary to compensate, and the basis for such compensation of, such Lender or its holding company, as the case may be, as specified in paragraph (i) or (ii) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 20 days after receipt thereof.

(iv)            Failure or delay on the part of any Lender or the Administrative Agent to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Administrative Agent’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Administrative Agent pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the Administrative Agent notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Administrative Agent’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(v)            Each of the Lenders and the Administrative Agent agrees that it will take such commercially reasonable actions as the Borrower may reasonably request that will avoid the need to pay, or reduce the amount of, any increased amounts referred to in this Section 3.01(f); provided that no Lender or the Administrative Agent shall be obligated to take any actions that would, in the reasonable opinion of such Lender or the Administrative Agent, be disadvantageous to such Lender or the Administrative Agent (including, without limitation, due to a loss of money). In no event will the Borrower be responsible for increased amounts referred to in this Section 3.01(f) which relates to any other entities to which any Lender provides financing.

(vi)            If any Lender (other than JPMCB and any Affiliate thereof that is a Lender) (A) provides notice of unlawfulness or requests compensation under (1) clause (e) above or (2) this clause (f), (B) is a Defaulting Lender under the definition of such term (or, in the case of a requirement to assign or delegate interests, rights and obligations as set forth below, is otherwise a Defaulting Lender), (C) becomes subject to a Bail-In Action, or (D) does not consent to a Material Amendment consented to by the Administrative Agent and the Required Lenders, then the Borrower may, at its sole expense and effort, upon written notice to such Lender and the Administrative Agent, prepay the Advance of such Lender or require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related transaction documents to an assignee identified by the Borrower that shall assume such obligations (whereupon such Lender shall be obligated to so assign), provided that, (x) such Lender shall have received payment of an amount equal to the outstanding principal of its Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder through the date of such assignment and (y) a Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. No prepayment fee that may otherwise be due hereunder shall be payable to such Lender in connection with any such prepayment or assignment.

(g)            No Set-off or counterclaim. Subject to Section 3.03, all payments to be made hereunder by the Borrower in respect of the Advances shall be made without set-off or counterclaim and in such amounts as may be necessary in order that every such payment (after deduction or withholding for or on account of any present or future Taxes imposed by the jurisdiction in which the Borrower is organized or any political subdivision or taxing authority therein or thereof) shall not be less than the amounts otherwise specified to be paid under this Agreement.

SECTION 3.02.         Interest Rate Unascertainable, Inadequate or Unfair. (a)         Subject to clauses (b), (d), (e), (f) and (g) of this Section 3.02 (in the case of Advances denominated in a Permitted Non-USD Currency), if prior to the commencement of any Calculation Period for an Advance:

(i)	the Administrative Agent determines in its commercially reasonable judgment that adequate and reasonable means do not exist for ascertaining a Reference Rate or Term SOFR Reference Rate (including, without limitation, because such Reference Rate or Term SOFR Reference Rate is not available or published on a current basis) for the applicable Currency and such Calculation Period; provided that, with respect to any Reference Rate, no Benchmark Transition Event shall have occurred at such time; or

(ii)	the Administrative Agent is advised by the Required Lenders that the applicable Reference Rate or Term SOFR Reference Rate for the applicable Currency and such Calculation Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Advances (or its Advance) included in such Advance for such Calculation Period;

then the Administrative Agent shall give notice thereof to the Borrower, the Portfolio Manager and the Lenders by telephone or electronic mail as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower, the Portfolio Manager and the Lenders that the circumstances giving rise to such notice no longer exist, if any Advance denominated in such Currency is requested to be made by the Lenders or is then outstanding, it shall thereupon constitute a Base Rate Advance.

(b)            Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders and the Borrower without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(c)            [Reserved].

(d)            In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right, in consultation with the Borrower, to make Benchmark Replacement Conforming Changes from time to time by delivery of a notice of such Benchmark Replacement Conforming Changes referred to in Section 3.02(e) below and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document, except as expressly required pursuant to this Section 3.02.

(e)            The Administrative Agent will promptly notify the Borrower, and the Lenders in writing (including via email) of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.02, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.02.

(f)             Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Calculation Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Calculation Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(g)            Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for an Advance in conversion to or continuation of Advances in the applicable Currency to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any request for an Advance into a request for a Base Rate Advance or conversion of an outstanding Advance to a Base Rate Advance.

SECTION 3.03.         Taxes.

(a)            Payments Free of Taxes. All payments to be made hereunder by the Borrower in respect of the Advances shall be made without deduction or withholding for any Taxes, except as required by Applicable Law (including FATCA). If any Applicable Law requires the deduction or withholding of any Tax from any such payment by the Borrower, then the Borrower shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Lender receives an amount equal to the sum it would have received had no such deduction or withholding in respect of Indemnified Taxes been made.

(b)            Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c)            Indemnification by the Borrower. The Borrower shall indemnify each Lender, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Lender or required to be withheld or deducted from a payment to such Lender and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d)            Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of 10.06 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (d).

(e)            Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 3.03, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f)             Status of Secured Parties. (i) Any Secured Party that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.03(f) (ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)            Without limiting the generality of the foregoing,

(A)           any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), an executed IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)           any Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be reasonably requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(i)               in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, an executed IRS Form W-8BEN, IRS Form W-8BEN-E or applicable successor form establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, an IRS Form W-8BEN or IRS Form W-8BEN-E or any applicable successor form establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii)              an executed IRS Form W-8ECI;

(iii)             in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, is not a “10 percent shareholder” of the Borrower or any Pledgor within the meaning of Section 881(c)(3)(B) of the Code, and is not a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) an executed IRS Form W-8BEN, IRS Form W-8BEN-E or applicable successor form; or

(iv)            to the extent a Foreign Lender is not the beneficial owner, an executed IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E or applicable successor form, a U.S. Tax Compliance Certificate, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable;

(C)            any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be reasonably requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)            if a payment made to a Lender under any Loan Document would be subject to withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(E)            The Administrative Agent shall deliver to the Borrower an electronic copy of an IRS Form W-9 upon becoming a party under this Agreement. The Administrative Agent represents to the Borrower that it is a “U.S. person” and a “financial institution” within the meaning of Treasury Regulations Section 1.1441-1 and a “U.S. financial institution” within the meaning of Treasury Regulations Section 1.1471-3T and that it will comply with its obligations to withhold under Section 1441 and FATCA.

(g)            Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.03 (including by the payment of additional amounts pursuant to this Section 3.03), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)            Survival. Each party’s obligations under this Section 3.03 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Financing Commitments, and the repayment, satisfaction or discharge of all obligations under any Loan Document.

ARTICLE IV
COLLECTIONS AND PAYMENTS

SECTION 4.01.         [Reserved].

SECTION 4.02.         [Reserved].

SECTION 4.03.         Principal and Interest Payments; Prepayments; Commitment Fee.

(a)            The Borrower shall pay the unpaid principal amount of the Advances (together with accrued interest thereon) to the Lenders on the Maturity Date.

(b)            Accrued interest on the Advances shall be payable in arrears on each Interest Payment Date and on the Maturity Date; provided that (i) interest accrued pursuant to the first proviso to Section 3.01(b) shall be payable on demand and (ii) in the event of any repayment or prepayment of any Advances, accrued interest on the principal amount so repaid or prepaid shall be payable on the date of such repayment or prepayment. “Interest Payment Date” means the fifth Business Day after the last day of each Calculation Period.

(c) (i)       Subject to the requirements of this Section 4.03(c), the Borrower shall have the right from time to time to prepay, without any premium or penalty (other than, for the avoidance of doubt, any costs referred to in subclause (ii) below and any premium payable pursuant to Section 4.07 in connection with a contemporaneous reduction or termination of Financing Commitments) outstanding Advances in whole or in part on any Business Day. The Borrower shall notify the Administrative Agent by electronic mail of an executed document (attached as a .pdf or similar file) of any prepayment pursuant to this Section 4.03(c)(i) not later than 2:00 p.m., New York City time, two (2) Business Days before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of the Advances to be prepaid. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Except in the case of prepayment made pursuant to Section 4.04, each partial prepayment of outstanding Advances shall be in an amount not less than U.S.$1,000,000. Prepayments shall be accompanied by accrued and unpaid interest.

(ii)            At the request of any Lender, any prepayment pursuant to Section 4.03(c)(i), whether in full or in part, that is made on a date other than an Interest Payment Date shall be accompanied by any costs incurred by such Lender in respect of the breakage of its funding at the applicable Reference Rate or Term SOFR Reference Rate for the related Calculation Period.

(d)            The Borrower agrees to pay to the Lenders (other than a Defaulting Lender), a commitment fee which shall accrue at the Applicable Commitment Fee Rate (or, with respect to each Lender that is a party to a Lender Fee Letter, in the amount set forth in such Lender Fee Letter) on the average daily Unused Facility Amount of such Lender with respect to each Tranche during the period from and including the date of this Agreement to but excluding the Maturity Date. Accrued commitment fees shall be payable in arrears on each Interest Payment Date, and on the date on which the Financing Commitments terminate. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of determining the applicable Commitment Fee Rate to be applied against the Unused Facility Amount of each Tranche, Advances shall be allocated first to the Effective Date Financing Commitment, and second, to any increase in the Financing Commitment set forth in a Commitment Increase Request.

(e)            The Borrower agrees to pay the Administrative Agent, for the account of the Lenders, an upfront fee in an aggregate amount and on the dates set forth in the Effective Date Letter. Once paid, such fees or any part thereof shall not be refundable under any circumstances.

(f)             Without limiting Section 4.03(c), the Borrower shall have the obligation from time to time to prepay outstanding Advances in whole or in part on any date with proceeds from Capital Contributions directed by the Administrative Agent pursuant to Section 8.02(c). All such prepayments shall be accompanied by accrued and unpaid interest.

SECTION 4.04.         Mandatory Prepayment Event.

(a)            Borrowing Base Test. If, on any day, the Borrowing Base Test is not satisfied (including as a result of an Investor becoming an Excluded Investor, changes to the applicable Investor Concentration Limit, any Exclusion Event or the Hurdle Condition not being satisfied), then the Borrower shall, upon the earlier of (x) obtaining knowledge of the occurrence of such event and (y) notice from the Administrative Agent, pay without further demand, an amount such that, after giving effect thereto, the Borrowing Base Test is satisfied, in immediately available funds by the Required Payment Time.

(b)            Constituent Document Indebtedness. If, on any day, the Dollar Equivalent of the aggregate principal amount of outstanding Advances plus all other Indebtedness of the Borrower exceeds the maximum amount of Indebtedness permitted to be incurred under the Borrower’s Constituent Documents, then the Borrower shall, if any Advances are outstanding, upon the earlier of (x) obtaining knowledge of the occurrence of such event and (y) notice from the Administrative Agent, pay without further demand, such excess to the Administrative Agent in immediately available funds by the Required Payment Time.

(c)            Withdrawals for Prepayments. The Borrower hereby agrees that the Administrative Agent may withdraw from the Collateral Accounts any amounts deposited therein and apply the same to the Principal Obligations until such time as the payment obligations of this Section 4.04 have been satisfied in full.

SECTION 4.05.         [Reserved].

SECTION 4.06.         Payments Generally. (a)         All payments to the Administrative Agent or any Lender that is an Affiliate of the Administrative Agent shall be made to the Administrative Agent at the account designated in writing to the Borrower for further distribution by the Administrative Agent (if applicable). All payments made to any other Lender, the Portfolio Manager or the Borrower shall be made to such Person at the account designated by such person in writing to the Administrative Agent. The Administrative Agent shall give at least two (2) Business Days prior written notice to the Portfolio Manager of the calculation of amounts payable to the Lenders (including the applicable benchmarks) in respect of the Advances and the amounts payable to the Portfolio Manager. At least two (2) Business Days prior to each Interest Payment Date, the Administrative Agent shall deliver an invoice to the Portfolio Manager in respect of the interest due on such Interest Payment Date. All payments not made as specified above shall be made as directed in writing to the account designated by the Administrative Agent, the Borrower or the applicable recipient to the Administrative Agent in writing. Subject to Section 3.03 hereof, all payments by the Borrower hereunder shall be made without setoff or counterclaim. All interest calculated using the Reference Rate (other than Term CORRA) or Term SOFR Reference Rate, as applicable, hereunder shall be computed on the basis of a year of 360 days and all interest calculated using the Base Rate or Term CORRA hereunder shall be computed on the basis of a year of 365 days in each case, payable for the actual number of days elapsed (including the first day but excluding the last day).

(b)            [Reserved].

(c)            At any time if an Event of Default has occurred and is continuing, the Administrative Agent in its sole discretion may exchange amounts held in any Permitted Non-USD Currency Account for USD, or exchange amounts in a Collateral Account for any Permitted Non-USD Currency, in each case, at the Spot Rate for application hereunder. In addition, if Advances denominated in any Permitted Non-USD Currency have been converted to Advances denominated in USD pursuant to Section 3.01(e)(3)(II), the Administrative Agent may exchange amounts held in such Permitted Non-USD Currency Account for USD at the Spot Rate for application hereunder at any time upon not less than two (2) Business Days’ prior written notice (including via email) to the Borrower and the Portfolio Manager.

(d)            Notwithstanding anything in this Agreement or any other Loan Document to the contrary, any payment of principal, interest, fees or other amounts payable for the account of a Defaulting Lender (whether voluntary or mandatory, at maturity or otherwise) shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder or under any other Loan Document; second, as the Borrower may request (so long as no Default, Event of Default or Mandatory Prepayment Event has occurred and is continuing), to the funding of any Advance in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement and that has not otherwise been funded, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Advances under this Agreement; fourth, to the payment of any amounts owing to the Lenders or the Administrative Agent as a result of any judgment of a court of competent jurisdiction obtained by any Lender or Agent against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; fifth, so long as no Default, Event of Default or Mandatory Prepayment Event has occurred and is continuing, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Advances in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Advances were made at a time when the conditions set forth in Section 2.04 were satisfied or waived, such payment shall be applied solely to pay the Advances of, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Advances of such Defaulting Lender until such time as all Advances are held by the Lenders pro rata in accordance with the Financing Commitments without giving effect to Section 2.02(e). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this clause (d) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

SECTION 4.07.         Termination or Reduction of Financing Commitments.

(a)           (i) Subject to the requirements of this Section 4.07(a), the Borrower shall be entitled at its option on any Business Day after the Non-Call Period (or on any date after JPMorgan Chase Bank, National Association ceases to act as Administrative Agent) to either (x) terminate the Financing Commitments in whole upon payment in full of all Advances, all accrued and unpaid interest, all accrued and unpaid commitment fees, all applicable premiums (if any) and all other Secured Obligations (other than unmatured contingent indemnification and reimbursement obligations) or (y) reduce in part the portion of the Financing Commitments that exceeds the sum of the outstanding Advances (after giving effect to any concurrent prepayment of Advances), provided that the Borrower shall also be entitled to reduce the applicable portion of the Financing Commitments under this clause (y) on any date to the extent (A) a Lender’s Advance is being prepaid, or a Lender’s interests, rights and obligations under this Agreement and the related transaction documents is being assigned or transferred pursuant to Section 3.01(f)(vi)(A)(2) hereof and (B) in accordance with Section 2.06(f), JPMCB has declined to be the assignee. The Borrower shall notify the Administrative Agent by electronic mail of an executed document (attached as a .pdf or similar file) of any termination or reduction, as applicable, pursuant to this Section 4.07(a)(i) not later than 2:00 p.m., New York City time, two (2) Business Days before the date of termination or reduction, as applicable. Each such notice shall be irrevocable and shall specify the date of termination or reduction, as applicable, and the principal amount of the Financing Commitments to be so terminated or reduced, as applicable. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial reduction of Financing Commitments shall be in an amount not less than U.S.$1,000,000; and

(ii)          Each optional commitment termination or reduction pursuant to Section 4.07(a)(i) that is made, whether in full or in part, prior to the date that is six (6) months following the end of the Non-Call Period, shall be accompanied by a premium equal to 1% of the principal amount of Financing Commitments so terminated or reduced, as applicable (unless JPMorgan Chase Bank, National Association has ceased to act as Administrative Agent), provided that no such premium shall be due and payable if such commitment termination or reduction is a result of the Lender(s) holding such Financing Commitments having asserted a claim for increased costs pursuant to Section 3.01(f) hereof.

(b)           The Financing Commitments shall be automatically reduced by all amounts that are used to prepay or repay Advances following the occurrence of an Event of Default.

ARTICLE V
[Reserved]

ARTICLE VI
REPRESENTATIONS, WARRANTIES AND COVENANTS

SECTION 6.01.         Representations and Warranties. (i) The Borrower and, with respect to clauses (a) through (e), (l), (n), (t) through (w) and (aa), the Portfolio Manager, each represents, and (ii) with respect to all clauses other than (z), (aa), (cc), (ff) and (gg), shall cause each Pledgor and (to the extent applicable to its capacity as general partner and ultimate general partner, as applicable of the Pledgors) the Ultimate Feeder General Partner to represent, to the other parties hereto, solely with respect to itself regardless of the scope of any such representations, that as of the date hereof (or as of such other date as maybe expressly set forth below):

(a)           it is duly formed, organized, registered or incorporated, as the case may be, and validly existing and in good standing under the laws of the jurisdiction of its formation, organization, registration or incorporation, as applicable, and has all requisite power and authority to execute, deliver and perform this Agreement and each other Loan Document to which it is or may become a party and to consummate the transactions herein and therein contemplated;

(b)           the execution, delivery and performance of this Agreement and each such other Loan Document, and the consummation of the transactions contemplated herein and therein have been duly authorized by it and this Agreement and each other Loan Document to which it is or may become a party constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms (subject to (A) bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally and (B) equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law);

(c)           the execution, delivery and performance of this Agreement and each other Loan Document to which it is or may become a party and the consummation of the transactions contemplated herein and therein do not conflict with the provisions of its governing instruments and will not violate in any material way any provisions of Applicable Law or regulation or any applicable order of any court or regulatory body and will not result in the material breach of, or constitute a default, or require any consent, under any material agreement, instrument or document to which it is a party or by which it or any of its property may be bound or affected;

(d)           to the knowledge of a Responsible Officer of the Borrower, each Pledgor or the Portfolio Manager, as applicable, it is not subject to any Adverse Proceeding;

(e)            it has obtained all consents and authorizations (including all required consents and authorizations of any Governmental Authority) that are necessary or advisable to be obtained by it in connection with the execution, delivery and performance of this Agreement and each other Loan Document to which it is or may become a party and each such consent and authorization is in full force and effect except where the failure to do so would not reasonably be expected to have a Material Adverse Effect;

(f)           it is not required to register as an “investment company” as defined in the Investment Company Act;

(g)           it has not issued any securities that are or are required to be registered under the Securities Act of 1933, as amended, and it is not a reporting company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(h)           it has no Indebtedness other than Indebtedness Permitted under Section 6.02(d);

(i)            (x) it does not have underlying assets which constitute “plan assets” within the meaning of the Plan Asset Rules; and (y) it has not within the last six years sponsored, maintained, contributed to, had any liability with respect to, or been required to contribute to any Plan and, except as could reasonably be expected to result in material liability to the Borrower or the Feeder Fund, no ERISA Affiliate has any liability with respect to any Plan;

(j)            as of the date of this Agreement it is, and after giving effect to any Advance it will be, Solvent and it is not entering into this Agreement or any other Loan Document or consummating any transaction contemplated hereby or thereby with any intent to hinder, delay or defraud any of its creditors;

(k)           it is not in default under any other contract to which it is a party except where such default would not reasonably be expected to have a Material Adverse Effect;

(l)            it has complied in all material respects with all Applicable Laws, judgments, agreements with governmental authorities, decrees and orders with respect to its business and properties;

(m)           (A) as of the date hereof, the sole general partner of the Feeder Fund is the Feeder General Partner, (B) the Investors are set forth on the Borrowing Base Certificate most recently delivered to the Administrative Agent and the Capital Commitment of each Investor is as set forth on such Borrowing Base Certificate, and (C) it has not formed any Alternative Investment Vehicles that are not depicted on Schedule 1.01(B) hereto (or on an updated Schedule 1.01(B) delivered by the Borrower to Administrative Agent promptly following formation of such Alternative Investment Vehicle);

(n)           (x) it has disclosed to the Administrative Agent all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters actually known to it that, individually or in the aggregate, could reasonably be expected to result, in each case, in a Material Adverse Effect (y) no information (other than projections, forward-looking information, general economic data or industry information) heretofore furnished by or on behalf of it in writing to the Administrative Agent or any Lender in connection with this Agreement or any transaction contemplated hereby (after taking into account all updates, modifications and supplements to such information) contains (or, to the extent any such information was furnished by a third party, to its knowledge contains), when taken as a whole, as of its delivery date, any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (z) as of the Effective Date, to the best of its knowledge, the information included in the Beneficial Ownership Certification provided on or prior to the Effective Date to any Lender in connection with this Agreement is true and correct in all respects;

(o)           [reserved];

(p)           it has timely filed all material Tax returns required by Applicable Law to have been filed by it; all such Tax returns are true and correct in all material respects; and it has paid or withheld (as applicable) all material Taxes owing or required to be withheld by it (if any) as applicable, shown on such Tax returns, except in each case (x) any such Taxes which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside in accordance with GAAP on its books and records or (y) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect;

(q)           as of the date hereof, (i) the Borrower is and will be treated as a corporation (that has elected to be treated as a regulated investment company as defined in Section 851 of the Code) for U.S. federal income tax purposes and (ii) the Feeder Fund is and will be treated as a corporation for U.S. federal income tax purposes;

(r)            [reserved];

(s)           [reserved];

(t)            neither it or, to the knowledge of a Responsible Officer of the Borrower, the Pledgors or the Portfolio Manager, as applicable, any other of its subsidiaries, directors or officers is (i) a Sanctioned Person; (ii) a Person that resides or has a place of business in a country or territory which is designated as a “High-Risk Jurisdiction Subject to a Call for Action” by the Financial Action Task Force on Money Laundering, or whose subscription funds are transferred from or through such a jurisdiction; (iii) a “Foreign Shell Bank” within the meaning of the PATRIOT Act, i.e., a foreign bank that does not have a physical presence in any country and that is not affiliated with a bank that has a physical presence and an acceptable level of regulation and supervision; or (iv) a person or entity that resides in or is organized under the laws of a jurisdiction designated by the United States Secretary of the Treasury under Sections 311 or 312 of the PATRIOT Act as warranting special measures due to money laundering concerns. It is in material compliance with all applicable Sanctions and also in material compliance with all applicable provisions of the PATRIOT Act;

(u)           it is the subject of and complies with policies and procedures reasonably designed to ensure compliance by it, its agents and their respective directors, managers, officers and employees (as applicable) with Anti-Corruption Laws and applicable Sanctions, and the Borrower and each Pledgor and its officers and directors and, to its knowledge, its respective employees, members and agents are in compliance in all material respects with applicable Sanctions and Anti-Corruption Laws, and are not knowingly engaged in any activity that would reasonably be expected to result in it being designated as a Sanctioned Person. None of (i) it or its directors, officers, managers or employees or (ii) to the knowledge of it, any agent of it, as applicable, that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person;

(v)           the Borrower and each Pledgor, as applicable, has good and marketable title to its Collateral free of any Liens (other than Permitted Liens) and no effective financing statement (other than with respect to Permitted Liens) or other instrument similar in effect naming or purportedly naming it or any of its Affiliates as debtor and covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Administrative Agent as “Secured Party” pursuant hereto or which has been terminated;

(w)           it is not relying on any advice (whether written or oral) of any Lender, Agent or any of their respective Affiliates in connection with it entering into and performing under this Agreement;

(x)           there are no judgments for Taxes with respect to it and no claim is being asserted with respect to its Taxes, except any such claims with respect to Taxes (x) which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside in accordance with GAAP and (y) that could not be reasonably be expected to have a Material Adverse Effect;

(y)           no event has occurred and is continuing which constitutes an Event of Default, Default or Mandatory Prepayment Event ;

(z)           the Borrower has the following status (“Borrower Status”): (i) it is a “closed-end company” within the meaning of Section 5 of the Investment Company Act, (ii) it has elected to be treated as a business development company for purposes of the Investment Company Act, (iii) it is neither an “affiliate” (within the meaning of Section 23A of the Federal Reserve Act, as amended) of, nor an “affiliated person” or an “affiliated person” of an “affiliated person” (as defined in Section 2(a)(3) of the Investment Company Act) of the Administrative Agent, (iv) it has only one series of capital stock authorized and outstanding, and (v) it is not a party to any inter-fund lending arrangement between or among the Borrower with one or more other investment companies or pursuant to which the Borrower may make loans to any such investment company, or any such investment company may make loans to the Borrower;

(aa)         the Portfolio Manager is registered as an investment adviser under the Investment Advisers Act of 1940, as amended;

(bb)         no ERISA Event has occurred, except as would not reasonably be expected to have a Material Adverse Effect;

(cc)         all proceeds of the Advances will be used by the Borrower only in accordance with the provisions of this Agreement. No part of the proceeds of any Advance will be used by the Borrower to purchase or carry any Margin Stock. Neither the making of any Advance nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve Board. No Advance is secured, directly or indirectly, by Margin Stock, and the Collateral does not include Margin Stock; and

(dd)         the aggregate amount of the Unfunded Capital Commitments of all Investors as of the Effective Date is U.S.$776,750,000. The aggregate amount of the Eligible Unfunded Capital Commitments as of the Effective Date is U.S.$ 638,356,772 There are no Capital Call Notices outstanding except as otherwise disclosed in writing to Administrative Agent. To its knowledge, no Investor is in default under the Constituent Documents or its Subscription Agreement except as otherwise disclosed in writing to Administrative Agent. The Borrower and each Pledgor is the sole legal and equitable owner of the Capital Contributions resulting from any Capital Call on the Unfunded Capital Commitments of the Investors, has the sole right to make Capital Calls on the Investors for payment of all or any portion of their Unfunded Capital Commitments and, prior to the Effective Date, has satisfied all conditions to its rights to make a Capital Call, including any and all conditions contained in the Constituent Documents;

(ee)         the Minimum Funded Capital Commitment Condition is satisfied;

(ff)          the Borrower complies, including after giving effect to any proposed Advance hereunder, and will comply in all respects with applicable asset coverage and other leverage limits under the Investment Company Act, as interpreted by the SEC and its staff from time to time, after giving effect to any exemptive relief granted to the Borrower by the SEC or reliance upon any no-action letter of the SEC;

(gg)         each portfolio investment made by the Borrower in an entity that is a registered “investment company” within the meaning of the Investment Company Act complies with, and will be held by the Borrower in compliance with, Section 12(d)(1) of the Investment Company Act, Rule 12d1-4 under the Investment Company Act or Rule 12d1-1 under the Investment Company Act, in each case to the extent applicable, and in accordance with any interpretations, modifications or guidance provided by the SEC, SEC staff or other authority with appropriate jurisdiction; and

(hh)         it has not issued any of its securities in violation of any federal or state securities laws applicable thereto, except to the extent that any such violation could not reasonably be expected to have a Material Adverse Effect.

SECTION 6.02.         Covenants of the Borrower, Pledgors and the Portfolio Manager. (i) The Borrower and each Pledgor and, with respect to clauses (e), (g), (h), (k), (o), (r), (v), (gg), (hh) and (ii), the Portfolio Manager each hereby covenants and agrees, and (ii) other than with respect to clauses (k)(C), (m), (p)(i)(A) and (B), (s) and (v), shall cause each Pledgor to covenant and agree, solely with respect to itself regardless of the scope of any such covenants, that it:

(a)           [reserved];

(b)           shall not fail to be Solvent;

(c)           shall not (a) transfer the Unfunded Capital Commitment of any Investor to any Alternative Investment Vehicle or (b) cause Capital Contributions to be made to an Alternative Investment Vehicle, unless such Alternative Investment Vehicle has joined this Agreement as a Borrower or a pledgor with the consent of the Administrative Agent in its sole discretion ;

(d)           shall not incur any Indebtedness other than (i) Indebtedness incurred under the terms of the Loan Documents, (ii) the Borrower Revolver, (iii) Indebtedness pursuant to hedging agreements permitted under Section 6.02(h), and (iv) unsecured notes issued by the Borrower; provided that no Indebtedness shall be permitted to be incurred pursuant to this Section 6.02(d) to the extent that such Indebtedness would cause the Borrower to breach Section 6.02(m);

(e)           shall comply in all material respects with all Anti-Corruption Laws in connection with this Agreement and applicable Sanctions and shall be subject to and comply with policies and procedures reasonably designed to ensure compliance in all material respects by it and its directors, managers, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions;

(f)           except as expressly permitted under this Agreement, shall not amend (1) any of its constituent documents or (2) any document to which it is a party, in each case with respect to clauses (1) and (2) above, in any manner that would reasonably be expected to adversely affect the Lenders in any material respect, without, in each case, the prior written consent of the Administrative Agent (not to be unreasonably withheld, conditioned or delayed);

(g)           shall not (A) permit the validity or effectiveness of this Agreement or any grant hereunder to be impaired, or permit the Lien of this Agreement or any Security Agreement to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to this Agreement, any other Loan Document or the Advances, except as may be expressly permitted hereby, (B) permit any Lien to be created on or extend to or otherwise arise upon or burden the Collateral or any part thereof, any interest therein or the proceeds thereof, in each case, other than Permitted Liens or (C) take any action that would cause the Lien of this Agreement or any Security Agreement not to constitute a valid perfected security interest in the Collateral that is of first priority, free of any adverse claim or the legal equivalent thereof, as applicable, except for Permitted Liens;

(h)           shall not enter into any hedge agreement other than hedge agreements permitted pursuant to the Constituent Documents, the Prospectus and the Investment Company Act that are not for speculative purposes and are not secured by any Lien on the Collateral;

(i)           shall not change its name, identity or corporate structure in any manner that would make any financing statement or continuation statement filed by it (or by the Administrative Agent) in accordance with subsection (a) above materially misleading or change its jurisdiction of organization, unless it shall have given the Administrative Agent at least 30 days (or such shorter period consented to by the Administrative Agent in writing (including via email)) prior written notice thereof, and shall promptly file, or authorize the filing of, appropriate amendments to all previously filed financing statements and continuation statements (and shall provide a copy of such amendments to the Administrative Agent together with written confirmation to the effect that all appropriate amendments or other documents in respect of previously filed statements have been filed);

(j)           shall do or cause to be done all things reasonably necessary to (i) preserve and keep in full force and effect its existence as a statutory trust, exempted limited partnership, exempted company, limited liability company or other applicable form of entity, as applicable and take all reasonable action to maintain its rights, franchises, licenses and permits material to its business in the jurisdiction of its formation and (ii) qualify and remain qualified as a limited liability company in good standing in each jurisdiction in which such qualification is necessary to protect the validity and enforceability of the Loan Documents or any of the Collateral;

(k)           shall comply with (A) all Applicable Law (whether statutory, regulatory or otherwise, including, for the avoidance of doubt and without limitation, the Investment Company Act), except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, (B) any and all material covenants and provisions of its Constituent Documents and Side Letters; and (C) including after giving effect to any proposed Advance hereunder, applicable asset coverage and other leverage limits under the Investment Company Act, as interpreted by the SEC and its staff from time to time, after giving effect to any exemptive relief granted to the Borrower by the SEC or reliance upon any no-action letter of the SEC;

(l)           shall not merge into or consolidate with any Person or dissolve, be struck-off, terminate or liquidate in whole or in part, in each case, without the prior written consent of the Administrative Agent and, if the Borrower or Pledgor is not the surviving entity, each Lender;

(m)           the Borrower shall not permit the asset coverage ratio (as defined in the Investment Company Act) to be less than the threshold specified in Section 18(a)(1)(B) of the Investment Company Act as modified by Section 61(a)(1) of the Investment Company Act;

(n)           shall ensure that (i) its affairs are conducted so that its underlying assets do not constitute Plan Assets, and (ii) it does not sponsor, maintain, contribute to or become required to contribute to or has any liability with respect to any Plan; and (iii) no ERISA Affiliate sponsors, maintains, contributes to or becomes required to contribute to any Plan that could reasonably be expected to result in a Material Adverse Effect;

(o)           except for the security interest granted hereunder and as otherwise permitted hereunder, (i) shall have good and marketable title to the Collateral free of any other Liens (other than Permitted Liens) and (ii) shall not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on the Collateral or any interest therein (other than Permitted Liens), and it shall defend the right, title, and interest of the Administrative Agent (for the benefit of the Secured Parties) and the Lenders in and to the Collateral against all claims of third parties claiming through or under it (other than Permitted Liens);

(p)

(i)           shall promptly furnish to the Administrative Agent, and the Administrative Agent shall thereafter furnish to the Lenders, copies of the following financial statements, reports and information: (A) as soon as available, but in any event by the later of (1) the 120th day after the end of each fiscal year of the Borrower and the Feeder Fund or (2) in relation to the proviso below to this clause (i), the date on which the applicable annual report on Form 10-K is due (subject to any applicable extensions) to be filed under the Exchange Act, a copy of the audited consolidated and consolidating balance sheet of the Borrower, the Feeder Fund and their consolidated Subsidiaries as at the end of such year, the related consolidated and consolidating statements of income for such year and the related consolidated statements of changes in net assets and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year; provided, that the financial statements required to be delivered pursuant to this clause (A) which are made available via EDGAR, or any successor system of the SEC, in the Borrower’s annual report on Form 10-K, shall be deemed delivered to the Administrative Agent on the date such documents are made so available; (B) as soon as available and in any event by the later of (1) the 60th day after the end of each fiscal quarter of each fiscal year (other than the last fiscal quarter of each fiscal year) or (2) in relation to the proviso below to this clause (B), the date on which the applicable quarterly report on Form 10-Q is due (subject to any applicable extensions) to be filed under the Exchange Act, an unaudited consolidated and consolidating balance sheet of the Borrower, the Feeder Fund and their consolidated Subsidiaries as of the end of such fiscal quarter and including the prior comparable period (if any), and the unaudited consolidated and consolidating statements of income of the Borrower, the Feeder Fund and their consolidated Subsidiaries for such fiscal quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such fiscal quarter, and the unaudited consolidated statements of cash flows of the Borrower, the Feeder Fund and their consolidated Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such fiscal quarter; provided, that the financial statements required to be delivered pursuant to this clause (B) which are made available via EDGAR, or any successor system of the SEC, in Borrower’s quarterly report on Form 10-Q, shall be deemed delivered to the Administrative Agent on the date such documents are made so available; (C) (v) as soon as available and in any event within five (5) Business Days after the end of each calendar month, (w) at the time of any determination of the Borrowing Base Ratio in connection with any Permitted Tax Distribution, any making of any Advance, any increase in Financing Commitment or any Extended Financing Commitment, (x) at the time of any Capital Call Notice, (y) concurrently with any compliance certificate delivered pursuant to Section 6.02(p)(ii) and (z) on any date on which there is a failure to Satisfy the Borrowing Base Test or an Exclusion Event occurs, a Borrowing Base Certificate with customary related reporting (including, without limitation, changes to the contact information for any Investor (if any) and a report detailing any Exclusion Events for any Investor or any transfer by an Investor) to be reasonably acceptable to the Administrative Agent (or confirmation that there has been no change in such information since delivery of the last report thereof); (D) as soon as available and in any event within five (5) Business Days following notification to the Investors of any Returned Capital, deliver to the Administrative Agent copies of all Capital Return Notices and a Capital Return Certification duly executed by the applicable Pledgor certifying that such Returned Capital of the applicable Investor has been added back into the applicable Investor’s Unfunded Capital Commitment and confirming the Unfunded Capital Commitment of the applicable Investor after giving effect to the Returned Capital (and the effective date on which an Investor’s Unfunded Capital Commitment increases by Returned Capital for purposes of this Agreement shall be the date on which Pledgors have delivered to Lender duly completed copies of the items required by this clause (D)); (E) promptly upon the receipt thereof, copies of all financial statements, reports and other material information and other material correspondence sent to or received by the Borrower or Pledgors from the Investors, including notices of default, notices relating in any way to an Investor’s funding obligation, any notice containing any reference to misconduct of the Borrower or a Pledgor, and any other information as reasonably requested by the Administrative Agent; (F) promptly following delivery to the Investors, copies of all other material financial statements, appraisal reports, material notices, and other material matters at any time or from time to time prepared by the Borrower or Pledgors and furnished to the Investors, generally, including any notice of default, notice of election or exercise of any rights or remedies under the Subscription Documents or the Constituent Documents of the Borrower or a Pledgor, any notices relating in any way to any Investor’s Capital Commitment, and any notice relating in any way to the misconduct of the Borrower or Pledgors; (G) within two Business Days of receipt thereof, notice from the limited partners of the Feeder Fund that the limited partners of the Feeder Fund intend to seek the removal of Feeder General Partner as general partner of the Feeder Fund; and (H) from time to time, such other information or documents (financial or otherwise) as the Administrative Agent or the Required Lenders may reasonably request, including, without limitation, information with respect to the list of Unfunded Capital Commitments.

(ii)           shall promptly furnish to the Administrative Agent as soon as available, but no later than the date any financial statements are due pursuant to Section 6.02(p)(i)(A) or (B), a compliance certificate, certified by a Responsible Officer of the Borrower to be true and correct, (a) stating whether any Default or Event of Default exists; (b) stating that the Borrower is in compliance with the covenants set forth in this Agreement, including a certification that the Collateral has been Delivered to the Administrative Agent; (c) stating that the representations and warranties of the Borrower and Pledgors contained in Article IV, or in any other Loan Document, or which are contained in any document furnished at any time or in connection herewith or therewith, are true and correct in all material respects on and as of the date thereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, (d) stating whether (or not) the Hurdle Condition is satisfied and providing calculations demonstrating such satisfaction (or non-satisfaction) and (e) describing all Indebtedness and hedge agreements of the Pledgors, Borrower or any Subsidiary thereof;

(q)           shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all Taxes levied or imposed upon it or upon its income, profits or property; provided that it shall not be required to pay or discharge or cause to be paid or discharged any such Tax (i) the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which disputed amounts adequate reserves in accordance with GAAP have been made or (ii) the failure of which to pay or discharge could not reasonably be expected to have a Material Adverse Effect;

(r)           shall permit representatives of the Administrative Agent at any time and from time to time as the Administrative Agent shall reasonably request, and at the applicable Borrower’s or Pledgor’s reasonable expense, as applicable, (A) to inspect and make copies of and abstracts from its records relating to the Collateral and (B) to visit its properties in connection with the collection, processing or managing of the Collateral for the purpose of examining such records, and to discuss matters relating to the Collateral or such Person’s performance under this Agreement and the other Loan Documents with any officer or employee or auditor (if any) of such Person having knowledge of such matters (including, if requested by the Administrative Agent, quarterly telephone conferences with representatives of the Borrower with respect to review of the Collateral). The Borrower agrees, and shall cause each Pledgor to agree, to render to the Administrative Agent such clerical and other assistance as may be reasonably requested with regard to the foregoing; provided that such assistance shall not interfere in any material respect with the Borrower’s, Pledgor’s or the Portfolio Manager’s business and operations. So long as no Event of Default has occurred and is continuing, such visits and inspections shall occur only (i) upon five (5) Business Days’ prior written notice, (ii) during normal business hours and (iii) no more than once in any calendar year. Following the occurrence and during the continuance of an Event of Default, there shall be no limit on the timing or number of such inspections and only one (1) Business Day’s prior notice will be required before any inspection. Notwithstanding anything to the contrary in this clause (r), no Borrower, Pledgor nor the Portfolio Manager will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter (including on any quarterly telephone conference) that (x) constitutes non-financial trade secrets or non-financial proprietary information, (y) in respect of which access or inspection by, or disclosure to, the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Applicable Law or any binding confidentiality agreement or (z) is subject to attorney-client or similar privilege or constitutes attorney work product;

(s)           shall not use any part of the proceeds of any Advance, whether directly or indirectly, for any purpose that entails a violation of any of the regulations of the Board of Governors of the Federal Reserve System of the United States of America, including Regulations T, U and X;

(t)           shall not make any Restricted Payments or any payments to the Portfolio Manager in respect of any accrued management fees if a Default, Event of Default or Mandatory Prepayment Event has occurred and is continuing (or would occur after giving effect to such Restricted Payment or payment to the Portfolio Manager); provided that the Borrower may make Permitted Tax Distributions subject to the other requirements of this Agreement;

(u)           shall not permit the Net Asset Value of the Borrower and the Feeder Fund, as reflected in the most recently delivered financial statements delivered pursuant to Section 6.02(p), to be less than 75% of the highest Net Asset Value of the Borrower as of the end of any prior fiscal quarter or year as reflected in the financial statements for such period;

(v)           shall not request any Advance, and the Borrower and, with respect to clauses (B) and (C), the Portfolio Manager, shall not directly or, to the knowledge of the Borrower or the Portfolio Manager, as applicable, indirectly, use, and shall procure that its subsidiaries, Affiliates, directors, officers, employees and agents shall not directly or, to the knowledge of the Borrower or the Portfolio Manager, as applicable, indirectly use, the proceeds of any Advance (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, except to the extent permitted for a Person required to comply with Sanctions, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto;

(w)           shall not reinvest current cash flow from investments and/or net proceeds from investment dispositions in accordance with the applicable Constituent Documents if (a) an Event of Default pursuant to Section 7.01(a), (d), (e), or (f) has occurred and is continuing, or (b) such reinvestment would reduce the Unfunded Capital Commitment of any Investor and cause any mandatory prepayment under Section 4.04 unless with respect to this clause (b), prior to such reinvestment, the Borrower shall make any such resulting prepayment required under Section 4.04;

(x)           the Feeder General Partner shall not (A) transfer any portion of its partnership interest in the Feeder Fund, (B) shall not engage in any material activities or operate any other business other than to serve as general partner of the Feeder Fund and (C) shall not permit any other Person to be admitted as a general partner of the Feeder Fund;

(y)           shall not elect to be classified as other than, (i) in the case of the Borrower, a corporation (that intends to elect to be treated as a regulated investment company as defined in Section 851 of the Code) and (ii) in the case of the Feeder Fund, a corporation, for U.S. federal income tax purposes;

(z)           [reserved];

(aa)         shall from time to time if reasonably requested by the Administrative Agent or any other Secured Party, execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action as may be reasonably necessary (i) to secure the rights and remedies of (x) the Secured Parties hereunder and under the Borrower Security Agreement and (y) the Borrower under the Feeder Fund Security Agreement, (ii) to grant more effectively all or any portion of the Collateral, maintain or preserve the security interest (and the priority thereof) of this Agreement, and each Security Agreement, (iii) to carry out more effectively the purposes hereof, perfect, publish notice of or protect the validity of any grant made or to be made by this Agreement and each Security Agreement, or (iv) to preserve and defend (A) title to the Collateral and the rights therein of the Administrative Agent and the Secured Parties in the Collateral (including, for the avoidance of doubt, their rights in the Feeder Collateral pursuant to the cascading pledges made under the Collateral Documents and the rights of the Borrower with respect to the Feeder Collateral) against the claims of all Persons and parties, pay any and all Taxes levied or assessed upon all or any part of the Collateral and use its commercially reasonable efforts to minimize Taxes and any other costs arising in connection with its activities or give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable to create, preserve, perfect or validate the security interest granted pursuant to this Agreement and each Security Agreement or to enable the Administrative Agent and the Borrower to exercise and enforce its rights hereunder and thereunder with respect to such pledge and security interest, and hereby authorizes, and shall cause each Pledgor to authorize, the Administrative Agent to file a UCC financing statement against each applicable Credit Risk Party (save in relation to the Ultimate Feeder General Partner, only to the extent that it is acting in its capacity as general partner or ultimate general partner of the Feeder Fund and Feeder General Partner) listing ‘all assets of the debtor’ (or substantially similar language) in the collateral description of such financing statement;

(bb)         [reserved];

(cc)         [reserved];

(dd)         shall not maintain any bank accounts or securities accounts into which any monies or sums initially paid or to be paid by any Investor as Capital Contributions as and when Capital Contributions are made pursuant to the Capital Call Notices other than the applicable Collateral Accounts, provided that there shall be no restriction on the Borrower or any Pledgor withdrawing or transferring Capital Contributions to any such other account following initial deposit into a Collateral Account so long as before and after giving effect to any such withdrawal or transfer, no Default, Event of Default or Mandatory Prepayment Event has occurred and is continuing or would result therefrom (provided that in the case of a required mandatory prepayment, the Borrower may direct that such disbursement be paid to the Administrative Agent to make such mandatory prepayment), and any request by the Borrower or a Pledgor for withdrawal from any Collateral Account shall be deemed a representation and warranty that no Event of Default, Default, or Mandatory Prepayment Event has occurred and is continuing or would result therefrom; provided that, during the existence of a Default, Event of Default or Mandatory Prepayment Event, the Administrative Agent shall have the right to deliver a notice of exclusive control of each Collateral Account; provided, further, and for the avoidance of doubt, there shall be no restriction on the Borrower or any Pledgor transferring Capital Contributions from one Collateral Account to another Collateral Account;

(ee)         shall not, in the event that an Investor fails to fund any Capital Contribution when due or otherwise defaults on any of its obligations to the Borrower or a Pledgor (after any applicable grace period), at all times during the existence of any Default, Event of Default or Mandatory Prepayment Event: (a) exercise or enforce any creditor’s or partnership right it may have against such Investor; (b) foreclose, repossess, sequester, or otherwise take steps or institute any action or proceedings (judicial or otherwise, including the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor’s relief, or insolvency proceeding) to enforce any Liens on assets of such Investor held by such Person; or (c) exercise any rights or remedies against any such Investor under the Constituent Documents of such Person or the Subscription Agreements, in each case, without the Administrative Agent’s prior consent;

(ff)          shall maintain insurance on its present and future properties, assets, and business against such casualties, risks, and contingencies, and in such types and amounts, as are consistent with customary practices and standards for the Borrower’s and Pledgor’s line of business, and the failure of which to so maintain would reasonably be expected to have a Material Adverse Effect, which insurance may be maintained for the Borrower and Pledgors and their Affiliates generally;

(gg)         shall not, for purposes of the Loan Documents or financial reporting, value any portfolio investment or other property thereof other than in accordance with GAAP, Applicable Law (including the Investment Company Act), the Prospectus, and the Borrower’s valuation procedures;

(hh)         shall not, in violation of Sanctions, act on behalf of, a country, territory, entity or individual that, at the time of such act, is the subject or target of Sanctions, and none of the Borrower, the Pledgors, the Portfolio Manager or any of their respective Affiliates, owners, directors or officers is a Sanctioned Person. The Borrower does not own and will not acquire, and the Pledgors and Portfolio Manager will not cause the Borrower to own or acquire, any security issued by, or interest in, any country, territory, or entity whose direct ownership would be or is prohibited under Sanctions for a natural person or entity required to comply with Sanctions;

(ii)           shall give notice to the Administrative Agent (and with copies forwarded to the Lenders by the Administrative Agent following receipt) promptly in writing upon (and in no event later than (x) in the case of an Event of Default or an event specified in clauses (2) or (6) below, one (1) Business Day after and (y) in all other cases, three (3) Business Days after) the occurrence of any of the following (except as otherwise previously disclosed pursuant to this Agreement):

(1)           any Adverse Proceeding;

(2)           any Default or Event of Default;

(3)           a Responsible Officer of the Borrower, the Pledgors or the Portfolio Manager obtaining actual knowledge of any adverse claim asserted against any of the Collateral Accounts or any other Collateral;

(4)           any change in the information provided in the Beneficial Ownership Certification delivered to any Lender that would result in a change to the list of beneficial owners identified in such certification;

(5)           the incurrence of any Indebtedness by the Borrower or a Pledgor other than Indebtedness incurred hereunder; and

(6)           the occurrence of an Exclusion Event with respect to any Investor;

(jj)           [reserved];

(kk)         shall (i) notify the Administrative Agent of any proposed amendment, supplement, consent, waiver, change, or other modification to any Constituent Document prior to enacting such proposed amendment and the Administrative Agent shall notify such Pledgor within five (5) Business Days of confirmed receipt by the Administrative Agent of such notice, whether the Administrative Agent, acting reasonably, deems such proposed amendment, supplement, consent, waiver, change or other modification to be a material amendment adversely affecting the rights of the Secured Parties in the Collateral (a “Constituent Document Material Amendment”), (ii) not effect any Constituent Document Material Amendment without the consent of the Administrative Agent and (iii) notify the Administrative Agent promptly in writing (x) with respect to any Constituent Document Material Amendment within one (1) Business Day of the execution thereof and (y) with respect to any other amendment, supplement, consent, waiver, change or other modification to any Constituent Document by the next delivery of financial statements and, in each case, furnish to the Administrative Agent copies of all such executed documents and other documents executed or delivered in connection therewith;

(ll)           shall not issue any Capital Call Notice or otherwise request, notify, or demand that any Investor make any Capital Contribution unless the Borrowing Base Test will be satisfied after giving effect to such Capital Contribution and uses of proceeds thereof and without delivering to the Administrative Agent within five (5) Business Days of delivery of such Capital Call Notices, an example of the Capital Call Notice and summary of each Investor from whom a Capital Contribution is being sought (or a copy of the form thereof);

(mm)        shall not, (i) without the prior written consent of Administrative Agent (which may be withheld in the reasonable discretion of Administrative Agent), grant its consent to cancel, suspend, reduce, excuse, reallocate, defer or abate the Unfunded Capital Commitment of any Investor; and (ii) without the prior written approval of Administrative Agent and the Lenders: (A) consent to any Investment Exclusion Event or (B) otherwise excuse any Investor from or permit any Investor to defer any Pending Capital Contribution subject to a Capital Call made to cure a Default, an Event of Default or otherwise made at the direction of the Administrative Agent;

(nn)         shall ensure and procure that each PF Act Party shall (a) register with CIMA in accordance with the PF Act and provide evidence of such registration, in a form satisfactory to the Administrative Agent, on or prior to the date such Person becomes a PF Act Party, (b) duly maintain such registration in accordance with the PF Act, (c) promptly comply with any requests and instructions issued by CIMA in connection with the PF Act to the extent that a failure to do so might reasonably be expected, in time, to result in the loss or revocation of such registration and (d) promptly notify the Administrative Agent in the event any PF Act Party receives notice of deregistration from CIMA;

(oo)          shall ensure that each Credit Risk Party incorporated, formed or registered under the laws of the Cayman Islands and providing security in respect of its Unfunded Capital Commitments hereunder or pursuant to a Security Agreement shall deliver a notice of security interests in the applicable Collateral, in a form satisfactory to the Administrative Agent, to each investor in such Credit Risk Party within three (3) Business Days of the later of (i) the date of this Agreement, (ii) the date on which such Person becomes a Credit Risk Party or (iii) the date on which such Person becomes an investor in the applicable Credit Risk Party, in each case together with evidence of delivery of such notices in form and substance reasonably satisfactory to the Administrative Agent;

(pp)         shall comply with the Minimum Funded Capital Commitment Condition at all times;

(qq)         shall notify the Administrative Agent of the effectiveness of any transfer of all or a portion of any limited partnership, exempted limited partnership or trust interests of any Investor in the Borrower or any Pledgor at least five (5) Business Days (or such shorter period agreed to by the Administrative Agent) before the effectiveness of such transfer, and shall, promptly upon receipt thereof, deliver to the Administrative Agent copies of any proposed assignment agreement and other documentation delivered to, or required of such Investor by, the Borrower or a Pledgor. Prior to the effectiveness of any transfer by any Investor, calculate whether, taking into account the Unfunded Capital Commitments of such Investor as if such transfer had occurred, the transfer would cause any mandatory prepayment under Section 4.04 (and deliver an updated Borrowing Base Certificate reflecting such calculation), and shall make any Capital Calls and resulting mandatory prepayment under Section 4.04 prior to permitting such transfer. In order for a new Investor to be deemed to be an Included Investor, such new Investor must satisfy the criteria therefor as set out in this Agreement. No Credit Risk Party shall permit the transfer of the limited partnership, exempted limited partnership or trust interests of any Investor (i) if (x) after giving pro forma effect thereto, the Borrowing Base Test is not satisfied or (y) if the transferee will not be an Included Investor, such transfer, together with all transfers from the Effective Date to transferees that are not Included Investors, represents 10% or more of the aggregate Unfunded Capital Commitments of all Investors, unless the Administrative Agent has provided its prior written consent to any such transfer, and (ii) to a Sanctioned Person; and

(rr)         shall ensure that the Administrative Agent is provided copies of the account statements or granted “read only” access to each Collateral Account, as applicable.

ARTICLE VII
EVENTS OF DEFAULT

If any of the following events (each, an “Event of Default”) shall occur:

(a)           the Borrower shall fail to pay any amount owing by it in respect of the Secured Obligations (whether for principal, interest, fees or other amounts) when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise and, solely in the case of amounts other than principal and interest, such failure continues for a period of two (2) Business Days following the earlier of (x) the Borrower becoming aware of such failure or (y) receipt of written notice by the Borrower of such failure unless its failure to pay is caused by an administrative or technical error, in which case such period shall be extended by one (1) additional Business Day;

(b)           any representation or warranty made or deemed made by or on behalf of the Borrower, the Portfolio Manager, or a Pledgor (each, a “Credit Risk Party” and, collectively, the “Credit Risk Parties”) herein or in any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, or other document (other than projections, forward-looking information, general economic data or industry information) furnished pursuant hereto or in connection herewith or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made and if such failure is capable of being remedied, such failure shall continue for a period of 30 days following the earlier of (i) receipt by such Credit Risk Party of written notice of such inaccuracy from the Administrative Agent and (ii) an officer of such Credit Risk Party becoming aware of such inaccuracy;

(c)           (A) the Borrower, the Portfolio Manager or a Pledgor (in the case of a Pledgor, as incorporated pursuant to the Acknowledgment and Confirmation) shall fail to observe or perform any applicable covenant, condition or agreement contained in Section 6.02(b), (c), (f), (g), (h), (i), (k)(C), (l), (m), (o), (s), (t), (u), (v), (x), (hh), (ii)(2), (dd), (gg), (kk), (ll), (mm), (nn), (oo), (pp), (qq) or Section 8.02(b) or (B) any Credit Risk Party shall fail to observe or perform any other covenant, condition or agreement contained herein or in any other Loan Document and, in the case of this clause (B), if such failure is capable of being remedied, such failure shall continue for a period of 30 days following the earlier of (i) receipt by such Credit Risk Party of written notice of such failure from the Administrative Agent and (ii) an officer of such Credit Risk Party becoming aware of such failure;

(d)           an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, provisional liquidation, reorganization or other relief in respect of any Credit Risk Party or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Credit Risk Party (save in relation to the Ultimate Feeder General Partner, only to the extent of its interests in the Feeder Fund and Feeder General Partner) or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;

(e)           any Credit Risk Party shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, striking-off, provisional liquidation, restructuring, reorganization or other relief under any Federal, state or foreign bankruptcy, restructuring, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (d) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, restructuring officer, sequestrator, conservator or similar official for such Credit Risk Party or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(f)            any Credit Risk Party shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(g)           the passing of a resolution by the equity holders of the Borrower or any Pledgor in respect of the winding up on a voluntary basis of the Borrower or any Pledgor;

(h)           any final judgments or orders (not subject to appeal or otherwise non-appealable) by one or more courts of competent jurisdiction for the payment of money in an aggregate amount in excess of U.S.$1,000,000, in each case, (after giving effect to insurance, if any, available with respect thereto) shall be rendered against any Credit Risk Party, and the same shall remain unsatisfied, unvacated, unbonded or unstayed for a period of thirty (30) days after the date on which the right to appeal has expired;

(i)            (i) an ERISA Event occurs, except where such ERISA Event would not reasonably be expected to have a Material Adverse Effect; or (ii) the assets of the Borrower or the Feeder Fund constitutes Plan Assets;

(j)            a Change of Control occurs;

(k)           the Borrower or any Pledgor shall become required to register as an “investment company” within the meaning of the Investment Company Act or the Borrower shall fail to maintain the Borrower Status;

(l)            the Portfolio Manager (i) resigns as Portfolio Manager under this Agreement, (ii) assigns any of its obligations or duties as Portfolio Manager in contravention of the terms of this Agreement or (iii) otherwise ceases to act as Portfolio Manager in accordance with the terms of this Agreement and, in each case, an Affiliate of the Portfolio Manager is not appointed (and has accepted such appointment) in accordance this Agreement;

(m)           a Borrowing Base Default has occurred; or

(n)           any event of default shall occur under the Borrower Revolver or any Indebtedness of the Borrower or any Pledgor with an aggregate principal amount equal to or greater than $1,000,000; or

(o)           the Borrower, the Portfolio Manager or any of their respective Affiliates, if any, shall repudiate, challenge, or declare unenforceable its obligation to make contributions to the capital of the Borrower or a Pledgor pursuant to its Capital Commitments, or shall otherwise disaffirm the provisions of its Constituent Document, or shall fail to make a contribution to the capital of the Borrower or any Pledgor when required pursuant to the applicable Capital Call Notice (without regard to any notice or cure periods or any other circumstances whatsoever); or

(p)           one or more Investors with aggregate Capital Commitments in excess of 15% of the aggregate Capital Commitments of all of the Investors shall fail to make their Capital Contribution within 10 Business Days of when required pursuant to the applicable Capital Call Notice (without regard to any notice or cure periods or any other circumstances whatsoever);

then, and in every such event (other than an event with respect to the Borrower or Pledgor described in clause (d) or (e) of this Article), and at any time thereafter in each case during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Financing Commitments, and thereupon the Financing Commitments shall terminate immediately, and (ii) declare all of the Secured Obligations then outstanding to be due and payable in whole (or in part, in which case any Secured Obligations not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the Secured Obligations so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (d) or (e) of this Article, the Financing Commitments shall automatically terminate and all Secured Obligations then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

ARTICLE VIII
COLLATERAL SECURITY

SECTION 8.01.         [Reserved].

SECTION 8.02.         Collateral Security; Pledge; Delivery.

(a)           Grant of Security Interest. As collateral security for the prompt payment in full when due of all the Borrower’s obligations to the Administrative Agent and the Lenders (collectively, the “Secured Parties”) under this Agreement (collectively, the “Secured Obligations”), the Borrower charges, assigns by way of security and pledges to the Administrative Agent and grants a continuing security interest in favor of the Administrative Agent in all of the Borrower’s and Pledgor’s right, title and interest in, to and under (in each case, whether now owned or existing, or hereafter acquired or arising) (1) all securities accounts or deposit accounts of the Borrower into which any monies or sums paid or to be paid by any Investor as Capital Contributions as and when Capital Contributions are made pursuant to the Capital Call Notices, and all assets on deposit therein or credited thereto, (2) the Capital Calls, Capital Commitments (including Unfunded Capital Commitments), and Capital Contributions of the Borrower, including, without limitation, any rights to make Capital Calls, receive payment of Capital Contributions and enforce the payment thereof pursuant to the Constituent Document, and to enforce the payment thereof or any guarantees thereof now existing or hereafter arising, and (3) all of the Borrower’s and Pledgor’s rights, titles, interests, remedies, and privileges relating to the foregoing and all proceeds thereof, all accessions to and substitutions and replacements for, any of the foregoing, and all rents, profits and products of any thereof, in each of the foregoing clauses (1) through (3), other than any amounts that are properly withdrawn from a Collateral Account in compliance with the terms of the Loan Documents and not applied to pay the obligations or any proceeds therefrom (all of the property described in this Section 8.02(a) being collectively referred to herein as the “Borrower Collateral”).

(b)           Delivery and Other Perfection. In furtherance of the collateral arrangements contemplated herein and in the Security Agreements, the Borrower shall (i) (1) Deliver to the Administrative Agent the Collateral hereunder as and when acquired by the Borrower; (2) if any of the securities, monies or other property pledged by the Borrower hereunder are received by the Borrower forthwith take such action as is necessary to ensure the Administrative Agent’s continuing perfected security interest in such Collateral (including Delivering such securities, monies or other property to the Administrative Agent); and (3) upon the reasonable request of the Administrative Agent, deliver to the Administrative Agent and the Lenders, at the expense of the Borrower, legal opinions from Debevoise & Plimpton LLP or other counsel reasonably acceptable to the Administrative Agent and the Lenders, as to the perfection and priority of the Administrative Agent’s security interest in any of the Collateral) continuing perfected security interest in such Collateral and (ii) shall cause the Feeder Fund and Feeder General Partner to (1) Deliver to the Borrower the Feeder Collateral under the Feeder Fund Security Agreement as and when acquired by the Feeder Fund; (2) if any Feeder Collateral is received by a Pledgor, forthwith take such action as is necessary to ensure the Borrower’s (and ultimately, pursuant to a cascading pledge and/or assignment, the Administrative Agent’s) continuing perfected security interest in such Feeder Collateral (including Delivering such securities, monies or other property to the Borrower to hold for the benefit of the Administrative Agent and the other Secured Parties).

(i)            The Borrower and each Pledgor shall require that Investors fund to the applicable Collateral Account, all monies or sums paid or to be paid by any Investor as Capital Contributions as and when Capital Contributions are made pursuant to the Capital Call Notices.

(ii)           (1) The Borrower and Pledgors shall not open any account into which monies and sums are paid pursuant to Section 8.02(a)(ii) without prior notification to the Administrative Agent and promptly providing an appropriate Account Control Agreement to the Administrative Agent relating thereto which shall in any event occur on or before such account has been opened, as are reasonably acceptable to the Administrative Agent. In connection with any replacement of a Collateral Account, the Administrative Agent is hereby authorized to release the Lien on such replaced account upon the execution of Account Control Agreement relating to such replacement account.

(c)           Remedies, Etc. During the period in which an Event of Default shall have occurred and be continuing, the Administrative Agent shall do any of the following:

(i)            Exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it (including without limitation, the initiation of Capital Call Notices on the Investors), all the rights and remedies of a secured party under the UCC (whether or not the UCC applies to the affected Collateral) and also may, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Administrative Agent’s or its designee’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Administrative Agent or a designee of the Administrative Agent (acting at the direction of the Required Lenders) may deem commercially reasonable. The Borrower and each Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten (10) calendar days’ prior notice to such Borrower or Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Administrative Agent shall not be obligated to make any sale of the Collateral regardless of notice of sale having been given. The Administrative Agent or its designee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned;

(ii)            Transfer all or any part of the Collateral into the name of the Administrative Agent or a nominee thereof;

(iii)           Enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto;

(iv)           Endorse any checks, drafts, or other writings in the Borrower’s or a Pledgor’s name to allow collection of the Collateral;

(v)           Take control of any proceeds of the Collateral;

(vi)           Execute (in the name, place and stead of the Borrower or any Pledgor) endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral;

(vii)          Initiate one or more Capital Calls; and/or

(viii)         Perform such other acts as may be reasonably required to do to protect the Administrative Agent’s rights and interest hereunder.

provided, that, following an Event of Default (other than an Event of Default pursuant to Section 7.01(a), (d), (e), (f), (m), (o) or (p)), prior to the Administrative Agent exercising its right to deliver a Capital Call Notice to Investors in accordance with this Section 8.02(c)(vii) (but without, for the avoidance of doubt, limiting any other right or remedy of the Administrative Agent hereunder), the Borrower or Pledgors shall have an opportunity to deliver a Call Capital Notice to Investors in an amount sufficient, together with other funds available, to prepay the Secured Obligations in full; provided that (x) the Borrower shall within one (1) Business Day following notice from the Administrative Agent of the occurrence of such Event of Default, (a) deliver to the Administrative Agent a Capital Call Confirmation Package reasonably satisfactory to the Administrative Agent and (b) deliver or direct the fund administrator to deliver such Capital Call Notice to Investors with instructions to wire-transfer the related Capital Contribution to the applicable Collateral Account and (y) such Capital Contributions are transferred to the applicable Collateral Account within ten (10) Business Days following the delivery of such Capital Call Notice.

(d)           Compliance with Restrictions. The Borrower, Pledgors and the Portfolio Manager agree that in any sale of any of the Collateral whenever an Event of Default shall have occurred and be continuing, the Administrative Agent or its designee are hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel in writing is necessary in order to avoid any violation of Applicable Law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any governmental regulatory authority or official, and the Borrower, each Pledgor and the Portfolio Manager further agree that such compliance shall not, in and of itself, result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Administrative Agent be liable or accountable to the Borrower, any Pledgor or the Portfolio Manager for any discount allowed by the reason of the fact that such Collateral is sold in good faith compliance with any such limitation or restriction.

(e)           Private Sale. The Administrative Agent shall incur no liability as a result of a sale of the Collateral, or any part thereof, at any private sale pursuant to clause (c) above conducted in a commercially reasonable manner. The Borrower, Pledgors and the Portfolio Manager hereby waive any claims against the Administrative Agent and each Lender arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale.

(f)           Administrative Agent Appointed Attorney-in-Fact. The Borrower hereby appoints, and shall cause each Pledgor to appoint, the Administrative Agent as its attorney-in-fact (it being understood that the Administrative Agent shall not be deemed to have assumed any of the obligations of the Borrower or any Pledgor by this appointment), with full authority in the place and stead of the Borrower and/or any Pledgor and in the name of the Borrower and/or any Pledgor, as applicable, from time to time in the Administrative Agent’s discretion (exercised at the written direction of the Administrative Agent or the Required Lenders, as the case may be), after the occurrence and during the continuation of an Event of Default, to take any action and to execute any instrument which the Administrative Agent or the Required Lenders may deem necessary or advisable to accomplish the purposes of this Agreement. Without limiting the generality of the foregoing subject at all times to the proviso in Section 8.02(c), such appointment as true and lawful attorney shall include any and all of the following powers (in each case, exercised at the written direction of the Administrative Agent or the Required Lenders, as the case may be) with respect to all or any of the Collateral: (i)(A) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct, including without limitation, to so direct any party with respect to any Capital Commitments, (B) to ask or demand for, collect, receive and give acquittance for payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral, (C) to commence, compound and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any proceeds thereof and to enforce any other right in respect of any Collateral, (D) to defend any suit, action or proceeding brought against the Borrower and/or any Pledgor, as applicable, with respect to any Collateral, (E) to settle, compromise, compound, prosecute, defend or adjust any suit, action or proceeding (including, without limitation, with respect to Capital Commitments) and, in connection therewith, to give such discharges or releases or to extend the time of payment of any or all thereof and to make any allowance or other adjustment with reference thereto as the Administrative Agent may deem appropriate, (F) to cause the Borrower and/or any Pledgor, as applicable, to intervene in any suit, action or proceeding with respect thereto and (G) generally, to sell, charge, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and to do, at the Administrative Agent’s option and the Borrower and/or any Pledgor’s expense, as applicable, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary or appropriate to protect, preserve or realize upon the Collateral and the Secured Parties’ Liens thereon for the ratable benefit of the Secured Parties and to effect the intent of this Agreement, all as fully and effectively as the Borrower and/or any Pledgor might do, (ii) to make allowances or adjustments related to Capital Commitments and (iii) initiate one or more Capital Calls. The Borrower hereby acknowledges, consents and agrees that the power of attorney granted by the Borrower pursuant to this clause, and shall cause each Pledgor to acknowledge, consent and agree that the powers of attorney under its applicable Security Agreement, in each case, is irrevocable during the term of this Agreement and is coupled with an interest.

(g)           Further Assurances. The Borrower covenants and agrees, and shall cause each Pledgor to covenant and agree, that, from time to time upon the request of the Administrative Agent, the Borrower or such Pledgor, as applicable, will execute and deliver such further documents, and do such other acts and things as the Administrative Agent may reasonably request in order fully to effect the purposes of this Agreement and to protect and preserve the priority and validity of the security interest granted hereunder or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral; provided that no such document may alter the rights and protections afforded to the Borrower, any Pledgor or the Portfolio Manager herein.

(h)           Release of Security Interest upon Disposition of Collateral. Upon any sale, transfer or other disposition of any Collateral (or portion thereof) that is permitted hereunder, the security interest granted hereunder in such Loan or other Collateral (or the portion thereof which has been sold or otherwise disposed of) shall, immediately upon the sale or other disposition of such Loan or other Collateral (or such portion) and without any further action on the part of the Administrative Agent or any other Secured Party, be released. Upon any such release, the Administrative Agent will, at the Borrower’s sole expense and instruction, deliver to the Borrower, without any representations, warranties or recourse of any kind whatsoever, all certificates and instruments representing or evidencing all of the Collateral held by the Administrative Agent hereunder, and execute and deliver to the Borrower or its nominee such documents as the Borrower shall reasonably request to evidence such release. Any such instruction (which shall include any borrower order, trade ticket or any other direction) shall be deemed to constitute a certification from the Borrower (or the Portfolio Manager on their behalf) that all conditions to such sale, transfer or disposition have been complied with.

(i)            Termination. Upon the payment in full of all Secured Obligations and termination of the Financing Commitments, the security interest granted herein shall automatically (and without further action by any party) terminate and all rights to the Collateral shall revert to the Borrower and Pledgors. Upon any such termination, the Administrative Agent will, at the Borrower’s sole expense and direction, deliver to the Borrower, without any representations, warranties or recourse of any kind whatsoever, all certificates and instruments representing or evidencing all of the Collateral held by the Administrative Agent hereunder, and execute and deliver to the Borrower or its nominee such documents as the Borrower shall reasonably request to evidence such termination.

(j)            Subordination of Claims. During the continuance of a Default, an Event of Default or a Mandatory Prepayment Event, if Advances are outstanding at such time, other than in respect of Capital Contributions permitted under this Agreement, each of the Borrower and the Feeder Fund shall not make any payments or advances of any kind, directly or indirectly, on any debts and liabilities to any of the Borrower, Feeder Fund or any Investor whether now existing or hereafter arising and whether direct, indirect, several, joint and several, or otherwise, and howsoever evidenced or created (collectively, the “Other Claims”). All Other Claims, together with all Liens on assets securing the payment of all or any portion of the Other Claims shall at all times during the continuance of a Default, an Event of Default or a Mandatory Prepayment Event, while Advances are outstanding, be subordinated to and junior in right and in payment to the Advances and all Liens on assets securing all or any portion of the Advances, and the Borrower agrees, and shall cause the Feeder Fund to agree, agrees to take such actions as are necessary to provide for such subordination, including but not limited to including provisions for such subordination in the documents evidencing the Other Claims. The Portfolio Manager acknowledges and agrees that at any time a Default, an Event of Default or a Mandatory Prepayment Event has occurred and is continuing and Advances are outstanding, the payment of any and all management or other fees due and owing to it from the Borrower or any Pledgor shall be subordinated to and inferior in right and payment to the Secured Obligations in all respects.

(k)           JPM Investors.

(a)           Recourse. In the event that the Administrative Agent elects to commence the exercise of remedies pursuant to Sections 8.02(c) or Section 8.02(f) upon the occurrence and during the continuance of any Event of Default, the Administrative Agent agrees that it shall not have any recourse to any JPM Investor or any of its assets with respect to the Secured Obligations. Nothing in this Section 8.02(k) shall result in any Investor that is not a JPM Investor being required to make a Capital Contribution or other similar payment pursuant to the exercise of the rights associated with the Collateral where such Investor’s pro rata share of the aggregate amount otherwise so called from all Investors is greater than what such pro rata share would have been had such exercise of rights also been exercised with respect to the JPM Investors. For the avoidance of doubt, it is understood and agreed that the Administrative Agent has been granted a security interest in the right to make Capital Calls on the Unfunded Capital Commitments of all Investors.

(b)           Receipt of Proceeds. Notwithstanding anything to the contrary in this Agreement, in the event that the Administrative Agent elects to commence the exercise of remedies pursuant to Section 8.02(c) or Section 8.02(f) upon the occurrence and during the continuance of any Event of Default, neither the Administrative Agent nor any of its Affiliates shall be permitted to receive any proceeds or other amounts from any funding by a JPM Investor of a Capital Contribution as a result of (i) any payment by the Borrower of any Secured Obligations to the extent such payment was funded by a Capital Call on the JPM Investor or (ii) any payment of Secured Obligations made directly to the Administrative Agent by a JPM Investor as a result of the exercise of remedies by JPMCB of its rights under this Agreement or any other Loan Document. In the event that the Administrative Agent elects to commence the exercise of remedies pursuant to Section 8.02(c) or Section 8.02(f) upon the occurrence and during the continuance of any Event of Default, no proceeds of Capital Contributions or any other payments from a JPM Investor shall be applied to the obligations. The Borrower shall use reasonable efforts to maintain its books and records in a manner consistent with this Section 8.02(k).

(c)           Notice of JPM Investors. In the event that the Administrative Agent elects to commence the exercise of remedies pursuant to Section 8.02(c) or Section 8.02(f) upon the occurrence and during continuance of any Event of Default and the requirements of this Section 8.02(i) are then applicable, the Administrative Agent shall deliver written notice to the Borrower of each Investor constituting a JPM Investor at such time.

ARTICLE IX
THE AdminIstrative AGENT

SECTION 9.01.         Appointment of Administrative Agent . Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto. Anything contained herein to the contrary notwithstanding, the Administrative Agent and each Lender hereby agree that no Lender shall have any right individually to realize upon any of the Collateral hereunder, it being understood and agreed that all powers, rights and remedies hereunder with respect to the Collateral shall be exercised solely by the Administrative Agent for the benefit of the Secured Parties.

The financial institution serving as Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender (if applicable) as any other Lender and may exercise the same as though it were not Administrative Agent, and such financial institution and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower and Pledgors as if it were not the Administrative Agent hereunder.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except that the foregoing shall not limit any duty expressly set forth in this Agreement to include such rights and powers expressly contemplated hereby or that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of Lenders as shall be necessary under the circumstances as provided herein), and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or Pledgors that is communicated to or obtained by the financial institution serving in the capacity Administrative Agent any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it in the absence of its own gross negligence or willful misconduct or with the consent or at the request or direction of the Required Lenders (or such other number or percentage of Lenders that shall be permitted herein to direct such action or forbearance). The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document or electronic communication delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or in any other Loan Document, (iv) the validity, enforceability, effectiveness, genuineness, value or sufficiency of this Agreement, any other agreement, instrument or document or the Collateral, or (v) the satisfaction of any condition set forth herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent. The Administrative Agent shall not be required to risk or expend its own funds in connection with the performance of its obligations hereunder or under any other Loan Document if it reasonably believes it will not receive reimbursement therefor hereunder. Without limitation to the immediately preceding sentence, the Administrative Agent shall not be required to take any action under this Agreement or any other Loan Document if taking such action (A) would subject the Administrative Agent to Tax in any jurisdiction where it is not then subject to Tax, or (B) would require the Administrative Agent to qualify to do business in any jurisdiction where it is not then so qualified.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon (including as to the truth and correctness of the statements and opinions expressed therein), any notice, request, certificate, consent, statement, instrument, direction, opinion, document, electronic communication or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. Any electronically signed document delivered via email from a person purporting to be an authorized officer shall be considered signed or executed by such authorized officer on behalf of the applicable Person. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it in good faith, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it. The Administrative Agent shall not be responsible for any misconduct or negligence on the part of any sub-agent or attorney appointed by the Administrative Agent with due care. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Affiliates and the respective directors, officers, employees, agents and advisors of such Person and its Affiliates (the “Related Parties”) for the Administrative Agent. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Subject to the appointment and acceptance of a successor as provided in this paragraph, the Administrative Agent may resign at any time upon 30 days’ notice to the Lenders, the Portfolio Manager and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the Administrative Agent may petition a court of competent jurisdiction for the appointment of a successor. Upon the acceptance of its appointment as Administrative Agent hereunder (and, if applicable, under an Account Control Agreement) by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring agent hereunder and under each applicable Account Control Agreement, and the retiring agent shall be discharged from its duties and obligations hereunder and under each applicable Account Control Agreement. After the retiring agent’s resignation hereunder, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

Upon the request of the Borrower or the Administrative Agent or the successor agent, such retiring agent shall, upon payment of its charges then unpaid, execute and deliver an instrument transferring to such successor agent all the rights, powers and trusts of the retiring or removed agent, and shall duly assign, transfer and deliver to such successor agent all property and money held by such retiring agent hereunder (and under each applicable Account Control Agreement, if applicable). Upon request of any such successor agent, the Borrower and the Administrative Agent shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor agent all such rights, powers and trusts.

Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

Anything in this Agreement notwithstanding, in no event shall the Administrative Agent be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including lost profits), even if the Administrative Agent has been advised of such loss or damage and regardless of the form of action.

The Administrative Agent shall not be liable for any error of judgment made in good faith by an officer or officers of the Administrative Agent, unless it shall be conclusively determined by a court of competent jurisdiction that the Administrative Agent was grossly negligent in ascertaining the pertinent facts.

The Administrative Agent shall not be responsible for the accuracy or content of any certificate, statement, direction or opinion furnished to it in connection with this Agreement.

The Administrative Agent shall not be bound to make any investigation into the facts stated in any resolution, certificate, statement, instrument, opinion, report, consent, order, approval, bond, electronic communication or other document or have any responsibility for preparing, filing or recording any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder.

In the absence of gross negligence, willful misconduct or bad faith on its part, the Administrative Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any request, instruction, certificate, opinion or other document or electronic communication furnished to it, reasonably believed by it to be genuine and to have been signed, sent or presented by the proper party or parties and conforming to the requirements of this Agreement but, in the case of a request, instruction, document or certificate which by any provision hereof is specifically required to be furnished to it, the Administrative Agent shall be under a duty to examine the same in accordance with the requirements of this Agreement to determine that it conforms to the form required by such provision.

The Administrative Agent shall not be responsible for delays or failures in performance resulting from acts beyond its control. Such acts include but are not limited to acts of God, strikes, lockouts, epidemics, riots and acts of war.

SECTION 9.02.         [Reserved].

SECTION 9.03.         Lender ERISA Representations and Covenants

(a)           Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any Pledgor or any of their Affiliates, that at least one of the following is and will be true:

(i)            such Lender is not using Plan Assets of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Advances, the Financing Commitments or this Agreement,

(ii)           the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Advances, the Financing Commitments and this Agreement,

(iii)           (A) such Lender is an investment fund managed by a QPAM, (B) such QPAM made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Advances, the Financing Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Advances, the Financing Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Advances, the Financing Commitments and this Agreement, or

(iv)           such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)           In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any Pledgor or any of their Affiliates, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Advances, the Financing Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

ARTICLE X
MISCELLANEOUS

SECTION 10.01.         Non-Petition; Limited Recourse. Each of the Portfolio Manager and the other parties hereto (other than the Administrative Agent acting at the direction of the Required Lenders) hereby agrees not to commence, or join in the commencement of, any proceedings in any jurisdiction for the bankruptcy, winding-up or liquidation of the Borrower or any similar proceedings, in each case prior to the date that is one year and one day (or if longer, any applicable preference period plus one day) after the payment in full of all amounts owing to the parties hereto. The foregoing restrictions are a material inducement for the parties hereto to enter into this Agreement and are an essential term of this Agreement. The Administrative Agent or the Borrower may seek and obtain specific performance of such restrictions (including injunctive relief), including, without limitation, in any bankruptcy, winding-up, liquidation or similar proceedings. The Borrower shall promptly object to the institution of any bankruptcy, winding-up, liquidation or similar proceedings against it and take all necessary or advisable steps to cause the dismissal of any such proceeding; provided that such obligation shall be subject to the availability of funds therefor. Nothing in this Section 10.01 shall limit the right of any party hereto to file any claim or otherwise take any action with respect to any proceeding of the type described in this Section that was instituted by the Borrower or against the Borrower by any Person other than a party hereto. Notwithstanding any other provision of this Agreement or any other Loan Document, no recourse under any obligation, covenant or agreement of the Borrower or the Portfolio Manager contained in this Agreement shall be had against any incorporator, stockholder, partner, officer, director, member, manager, employee or agent of the Borrower, the Portfolio Manager or any of their respective Affiliates (solely by virtue of such capacity) by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is solely a corporate obligation of the Borrower and (with respect to the express obligations of the Portfolio Manager under the Loan Documents) the Portfolio Manager and that no personal liability whatever shall attach to or be incurred by any incorporator, stockholder, officer, director, member, manager, employee or agent of the Borrower, the Portfolio Manager or any of their respective Affiliates (solely by virtue of such capacity) or any of them under or by reason of any of the obligations, covenants or agreements of the Borrower or the Portfolio Manager contained in this Agreement or any other Loan Document, or implied therefrom, and that any and all personal liability for breaches by the Borrower or the Portfolio Manager of any of such obligations, covenants or agreements, either at common law or at equity, or by statute, rule or regulation, of every such incorporator, stockholder, officer, director, member, manager, employee or agent is hereby expressly waived as a condition of and in consideration for the execution of this Agreement.

Notwithstanding any other provision of this Agreement or any other Loan Document, any legal proceeding, claim or action by or against any Credit Risk Party registered or formed under the laws of the Cayman Islands as an exempted limited partnership may be initiated by or against the general partner (or the ultimate general partner) of such Credit Risk Party (if applicable), solely for the purposes of complying with Section 33(1) of the Exempted Limited Partnership Act (As Revised) of the Cayman Islands, as the Administrative Agent may elect in its sole discretion.

SECTION 10.02.         Notices. All notices and other communications in respect hereof (including, without limitation, any modifications hereof, or requests, waivers or consents hereunder) to be given or made by a party hereto shall be in writing (including by electronic mail or other electronic messaging system of .pdf or other similar files) to the other parties hereto at the addresses for notices specified on the Transaction Schedule (or, as to any such party, at such other address as shall be designated by such party in a notice to each other party hereto). All such notices and other communications shall be deemed to have been duly given when (a) personally delivered, (b) in the case of a mailed notice, upon receipt, or (c) in the case of notices and communications transmitted by electronic mail or any other electronic messaging system, upon delivery, in each case given or addressed as aforesaid.

SECTION 10.03.         No Waiver. No failure on the part of any party hereto to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

SECTION 10.04.         Expenses; Indemnity; Damage Waiver; Right of Setoff.

(a)           The Borrower shall pay and reimburse (1) subject (in the case of initial fees and expenses) to Section 2.03(e), all fees and reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Related Parties, including the fees, charges and disbursements of outside counsel for the Administrative Agent, and such other local counsel as required for the Administrative Agent in connection with the preparation and administration of this Agreement, the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (2) all reasonable and documented out-of-pocket costs and expenses incurred by the Administrative Agent and the Lenders, including the fees, charges and disbursements of outside counsel for the Administrative Agent and the Lenders, and such other local counsel as required for all of them, in connection herewith, including the enforcement or protection of their rights in connection with this Agreement and each applicable Account Control Agreement, including their rights under this Section, the other Loan Documents or in connection with the Advances provided by them hereunder, including all such reasonable and documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Advances.

(b)           The Borrower shall indemnify the Administrative Agent, each Lender and their Related Parties (each such Person being called an “Indemnitee”), against, and hold each Indemnitee harmless from, any and all losses, claims (whether brought by or involving the Borrower or any third party), damages, liabilities and related expenses, including the fees, charges and disbursements of one firm of outside counsel for each affiliated group of Indemnitees and such other local counsel in each relevant jurisdiction as required for any Indemnitees, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (1) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties thereto of their respective obligations (including, without limitation, any breach of any representation or warranty made by the Borrower or the Portfolio Manager hereunder (for the avoidance of doubt, after giving effect to any limitation included in any such representation or warranty relating to materiality or causing a Material Adverse Effect)) or the exercise or enforcement of the parties thereto of their respective rights or the consummation of the transactions contemplated hereby, (2) any Advance or the use of the proceeds therefrom, or (3) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto or is pursuing or defending any such action; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. This Section 10.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)           To the extent permitted by Applicable Law, neither the Borrower nor any Indemnitee shall assert, and each hereby waives, any claim against the Borrower or any Indemnitee, as applicable, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement, instrument or transaction contemplated hereby or thereby, any Advance or the use of the proceeds thereof; provided, that nothing contained in this sentence shall limit the Borrower’s indemnification obligations hereunder to the extent that such damages are included in a third party claim in connection with which an Indemnitee is entitled to indemnification hereunder.

(d)           If an Event of Default shall have occurred and be continuing, each Lender (other than a Defaulting Lender) and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this clause (d) are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 10.05.         Amendments. Subject to Section 3.02(b) and (d), no amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including, without limitation, a writing evidenced by an electronic mail) and executed by each of the Administrative Agent, the Required Lenders, the Borrower and the Portfolio Manager; provided further that any Material Amendment shall require the prior written consent of each Lender affected thereby.

SECTION 10.06.         Successors; Assignments.

(a)           The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower and Pledgors may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and the Portfolio Manager may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent. Except as expressly set forth herein, nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)           Subject to the conditions set forth below, any Lender may assign to any other Person, all or a portion of its rights and obligations under this Agreement (including all or a portion of its Financing Commitment and/or the Advances at the time owing to it) to any person with the prior written consent of the Administrative Agent and, if the assignee is not a bank, broker-dealer or insurance company, the Portfolio Manager (such consent not to be unreasonably withheld or delayed) and upon reasonable prior written notice (including via email) to the Borrower and the Portfolio Manager; provided that no consent of the Administrative Agent or the Portfolio Manager shall be required for an assignment of any Financing Commitment (x) to an assignee that is a Lender (or any Affiliate thereof) immediately prior to giving effect to such assignment or (y) following the occurrence and during the continuance of an Event of Default; provided further that, prior to the occurrence and continuance of an Event of Default, no Lender may assign all or a portion its rights and obligations under this Agreement to a Competitor without the prior consent of the Portfolio Manager; provided further that JPMCB shall provide written notice (including via email) to the Portfolio Manager if the other Lenders hold more than 50.1% or more of the sum of (i) the aggregate principal amount of the outstanding Advance (other than outstanding Advances of Defaulting Lenders) plus (ii) the aggregate undrawn amount of the outstanding Financing Commitments (other than the undrawn amount of the outstanding Financing Commitments of Defaulting Lenders)

Assignments shall be subject to the following additional conditions: (A) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; and (B) the assignor and assignee shall execute and deliver to the Administrative Agent, the Borrower and the Portfolio Manager a fully-executed assignment and assumption agreement in the form of Exhibit B hereto (an “Assignment and Assumption”) together with each applicable Lender Letter Agreement (if any).

Subject to acceptance and recording thereof below, from and after the effective date specified in each assignment and assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such assignment and assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such assignment and assumption, be released from its obligations under this Agreement (and, in the case of an assignment and assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto as a Lender but shall continue to be entitled to the benefits of Sections 5.03 and 10.04).

The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each assignment and assumption delivered to it and the Register. The entries in the Register shall be conclusive absent manifest error, and the parties hereto shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Lender and the Portfolio Manager, at any reasonable time and from time to time upon reasonable prior notice. Upon its receipt of a duly completed assignment and assumption executed by an assigning Lender and an assignee, the Administrative Agent shall accept such assignment and assumption and record the information contained therein in the Register.

(c)           Any Lender may sell participations to one or more banks or other entities (a “Lender Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Financing Commitment and/or the Advances owing to it); provided that (1) such Lender’s obligations under this Agreement shall remain unchanged, (2) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (3) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Lender Participant, agree to any Material Amendment that affects such Lender Participant.

(d)           Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Lender Participant and the principal amounts (and stated interest) of each Lender Participant’s interest in the Advances and/or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Lender Participant or any information relating to a Lender Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. The Borrower agrees that each Lender Participant shall be entitled to the benefits of Sections 3.01(e) and 3.03 (subject to the requirements and limitations therein, including the requirements under Section 3.03(f) (it being understood that the documentation required under Section 3.03(f) shall be delivered to the Lender that sells the participation)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Lender Participant (A) agrees to be subject to the provisions of Section 3.01(f) relating to replacement of Lenders as if it were an assignee under paragraph (b) of this Section 10.06 and (B) shall not be entitled to receive any greater payment under Sections 3.01(e) and 3.03, with respect to any participation, than the Lender that sells the participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Lender Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the replacement of Lenders provisions set forth in Section 3.01(f) with respect to any Lender Participant.

SECTION 10.07.         Governing Law; Submission to Jurisdiction; Etc.(a)         Governing Law. This Agreement will be governed by and construed in accordance with the law of the State of New York without giving effect to its principles or rules of conflict of laws to the extent such principles or rules are not mandatorily applicable by statute and would require or permit the application of the laws of another jurisdiction.

(b)           Submission to Jurisdiction. Any suit, action or proceedings relating to this Agreement (collectively, “Proceedings”) shall be tried and litigated in the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City. With respect to any Proceedings, each party hereto irrevocably (i) submits to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City and (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party. Nothing in this Agreement precludes any party hereto from bringing Proceedings to enforce any judgment against any such party arising out of or relating to this Agreement in the courts of any place where such party or any of its assets may be found or located, nor will the bringing of such Proceedings in any one or more jurisdictions preclude the bringing of such Proceedings in any other jurisdiction.

(c)           Waiver of Jury Trial. EACH OF THE PARTIES HERETO AND THE ADMINISTRATIVE AGENT ON BEHALF OF THE LENDERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 10.08.         Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Advance, together with all fees, charges and other amounts which are treated as interest on such Advance under Applicable Law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Advance in accordance with Applicable Law, the rate of interest payable in respect of such Advance hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Advance but were not payable as a result of the operation of this Section 10.08 shall be cumulated and the interest and Charges payable to such Lender in respect of other Advances or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 10.09.         PATRIOT Act. Each Lender and the Administrative Agent that is subject to the requirements of the PATRIOT Act hereby notifies the Borrower and the Pledgors that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrower and Pledgors, which information includes the name and address of the Borrower and Pledgors and other information that will allow such Lender or Agent to identify the Borrower in accordance with the PATRIOT Act.

SECTION 10.10.         Counterparts. This Agreement may be executed in any number of counterparts by written form of communication including electronic mail, each of which shall be deemed to be an original as against the party whose signature appears thereon, and all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by email shall be effective as delivery of a manually executed counterpart of this Agreement. The words “executed,” “execution,” “sign,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include images of manually executed signatures transmitted by electronic format (including, without limitation, “pdf,” “tif”, “tiff”, “jpeg” or “jpg”) and other electronic signatures (including, without limitation, Orbit, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other Applicable Law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

SECTION 10.11.         Headings.

Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 10.12.         Acknowledgement and Consent to Bail-In of Affected Financial Institutions.

Notwithstanding anything to the contrary in this Agreement or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under this Agreement may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(1) a reduction in full or in part or cancellation of any such liability;

(2) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement; or

(3) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any applicable Resolution Authority.

As used herein:

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 10.13.         Confidentiality.

The Administrative Agent and each Lender agrees to maintain the confidentiality of the Information until the date that is two (2) years after receipt of such Information (or, with respect to Information relating to the financial and other material terms of this Agreement, until the date that is one (1) year after the Maturity Date), except that (x) Information may be disclosed (i) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority (including any self-regulatory authority), (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section 10.13, to (x) any assignee of or Participant in or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, or (y) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (vii) with the consent of the Borrower, (viii) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 10.13 by the delivering party or its Affiliates or (y) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower or (ix) to the extent permitted or required under this Agreement or each applicable Account Control Agreement and (y) Loan Documents, transaction documents delivered pursuant to Section 2.03, any structure chart relating to the Borrower, any manager deck or portfolio loan tape may be disclosed to a nationally recognized statistical rating organization in connection with securing and/or maintaining a rating with respect to Advances made hereunder. For the purposes of this Section 10.13, any Person required to maintain the confidentiality of Information as provided in this Section 10.13 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 10.14.         Exempted Limited Partnership. In each Loan Document, any reference to a Cayman Islands exempted limited partnership taking any action, having any power or authority or owning, holding or dealing with any asset shall, in each case, be a reference to such exempted limited partnership acting through its general partner (or ultimate general partner, as applicable).

(a)           Each Lender represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility, (ii) it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender, in each case in the ordinary course of business, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument (and each Lender agrees not to assert a claim in contravention of the foregoing), (iii) it has, independently and without reliance upon the Administrative Agent or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make Advances hereunder and (iv) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

(b)           Each Lender, by delivering its signature page to this Agreement on the Effective Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Effective Date.

(c)           (i)  Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one (1) Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section 10.14(c) shall be conclusive, absent manifest error.

(ii)  Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment.  Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(iii)  The Borrower and each other party hereto agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any obligations owed by the Borrower or any Pledgor or any other party hereto; except, in each case, to the extent such erroneous Payment is, and solely with respect to the amount of such Payment that is, comprised of funds received by the Administrative Agent or its Affiliates from or on behalf of the Borrower or any Pledgor for the purposes of making such Payment.

(iv)  Each party’s obligations under this Section 10.14(c) shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Financing Commitments, and the repayment, satisfaction or discharge of all obligations under any Loan Document.

[remainder of page intentionally blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

STONE POINT CREDIT INCOME FUND, as Borrower

By	/s/ Michael S. Winderman
Name: Michael S. Winderman
Title: Vice President

STONE POINT CREDIT INCOME ADVISER LLC, as Portfolio Manager

By	/s/ Michael S. Winderman
Name: Michael S. Winderman
Title: Vice President

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Administrative Agent

By	/s/ James Greenfield
Name: James Greenfield
Title: Managing Director

The Lenders

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Lender

By	/s/ James Greenfield
Name: James Greenfield
Title: Managing Director

EXHIBIT A

Form of Request for Advance

JPMorgan Chase Bank, National Association,
as Administrative Agent
c/o JPMorgan Services Inc.
500 Stanton Christiana Rd., 3rd Floor

Newark, Delaware 19713
Attention: Nicholas Rapak

Telephone: (302) 634-4961

JPMorgan Chase Bank, National Association,
as Administrative Agent
383 Madison Avenue
New York, New York 10179
Attention: James Greenfield
Email:      james.r.greenfield@jpmorgan.com

de_custom_business@jpmorgan.com

JPMorgan Chase Bank, National Association,
as Lender
c/o JPMorgan Services Inc.
500 Stanton Christiana Rd., 3rd Floor
Newark, Delaware 19713
Attention: Nicholas Rapak

Telephone: (302) 634-4961

Ladies and Gentlemen:

Reference is hereby made to the Loan Agreement, dated as of July 17, 2026 (as amended, the “Agreement”), among Stone Point Credit Income Fund, as borrower (the “Borrower”), JPMorgan Chase Bank, National Association, as administrative agent (the “Administrative Agent”), Stone Point Credit Income Adviser LLC, as portfolio manager (the “Portfolio Manager”), and the lenders party thereto. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given such terms in the Agreement.

Pursuant to the Agreement, you are hereby notified of the following:

(1)           The Borrower hereby requests an Advance under Section 2.02 of the Agreement to be funded on [____________].

(2)           The aggregate amount of the Advance requested hereby is U.S.$[_________].2

(3)           The currency of the proposed Advance is [USD][AUD][CAD][EUR][GBP].

2  Note: The requested Advance shall be in an amount such that, after giving effect thereto, the Borrowing Base Test is satisfied.

(4)           The amount of Eligible Unfunded Capital Commitments as of the date of the Advance requested hereby is U.S.$[_________]

We hereby certify that all conditions to an Advance set forth in Section 2.04 of the Agreement have been satisfied or waived as of the Advance date.

Very truly yours,

[●]

By
Name:
Title:

EXHIBIT B

Form of Assignment and Assumption

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Loan Agreement identified below (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Loan Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Loan Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the Loan Agreement and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Loan Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:
[and is an Affiliate of [identify Lender][3] ]

3.	Borrower:	Stone Point Credit Income Fund

4.	Administrative Agent:	JPMorgan Chase Bank, National Association, as the administrative agent under the Loan Agreement

5.	Loan Agreement:	The Loan Agreement, dated as of July 17, 2026 (as amended, the “Agreement”), among Stone Point Credit Income Fund, as borrower (the “Borrower”), JPMorgan Chase Bank, National Association, as administrative agent (the “Administrative Agent”), Stone Point Credit Income Adviser LLC, as portfolio manager (the “Portfolio Manager”), and the lenders party thereto

3 Select as applicable.

2

6.           Assigned Interest:

Aggregate Amount of Financing Commitment for all Lenders	Amount of Financing Commitment Assigned	Percentage Assigned of Financing Commitments[4]		Amount of Advances Assigned	Percentage Assigned of Advances[8]
$	$		%	$		%
$	$		%	$		%
$	$		%	$		%

Aggregate Amount of Advances for all Lenders	Aggregate Amount of Advances Assigned	Percentage Assigned of Advances[8]
$	$		%
$	$		%

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The Assignee agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more Contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower and its Related Parties or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Name:
Title:

4 Set forth, to at least 9 decimals, as a percentage of the Financing Commitment/Advances of all Lenders thereunder.

3

Consented to and Accepted:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Administrative Agent

By
Name:
Title:

[Consented to:][5]

[●]

By
Name:
Title:

By
Name:
Title:

5 To be added only if the consent of the Borrower is required by the terms of the Loan Agreement annex 1 to Assignment and assumption to the Loan Agreement

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Loan Agreement, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of the Loan Agreement, (iv) any requirements under applicable law for the Assignee to become a lender under the Loan Agreement or to charge interest at the rate set forth therein from time to time or (v) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under the Loan Agreement.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Loan Agreement, (ii) it satisfies the requirements, if any, specified in the Loan Agreement and under applicable law that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Loan Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Loan Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.02(p) thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent, the Assignor or any other Lender or any of their respective Related Parties, and (vi) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Loan Agreement, duly completed and executed by the Assignee and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender or any of their respective Related Parties, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Agreement are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Acceptance and adoption of the terms of this Assignment and Assumption by the Assignee and the Assignor by Electronic Signature or delivery of an executed counterpart of a signature page of this Assignment and Assumption by any Approved Electronic Platform shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

1

EXHIBIT C

FORM OF BORROWING BASE CERTIFICATE

[DATE]

JPMorgan Chase Bank, National Association,
as Administrative Agent
c/o JPMorgan Services Inc.
500 Stanton Christiana Rd., 3rd Floor

Newark, Delaware 19713
Attention: Nicholas Rapak

Telephone: (302) 634-4961

JPMorgan Chase Bank, National Association,
as Administrative Agent
383 Madison Avenue
New York, New York 10179
Attention: James Greenfield
Email:      james.r.greenfield@jpmorgan.com

de_custom_business@jpmorgan.com

RE:	That certain Loan Agreement, dated as of July 17, 2026 (as amended, the “Agreement”), among Stone Point Credit Income Fund, as borrower (the “Borrower”), JPMorgan Chase Bank, National Association, as administrative agent (the “Administrative Agent”), Stone Point Credit Income Adviser LLC, as portfolio manager (the “Portfolio Manager”), and the lenders party thereto. Capitalized terms not defined herein shall have the meanings assigned to such terms in the Agreement.

Ladies and Gentlemen:

The undersigned hereby certifies, as an authorized signatory of the Credit Risk Parties, that:

1.           As of the date hereof, the spreadsheet attached as Annex A hereto that contains a calculation of the Borrowing Base is true and correct in all material respects.

2.           No Investor has changed its name since the date of the previously delivered Borrowing Base Certificate, except as set forth on Annex B attached hereto.

[Signature page(s) follow]

Form of Borrowing
Base Certificate

[●]

By:
Name:
Title:

[●]

By:
Name:
Title:

Annex A
[Attach Spreadsheet]

Annex B
[Attach if Applicable]